UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
NATIONAL CINEMEDIA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

2022
PROXY STATEMENT
NATIONAL CINEMEDIA, INC

Notice
2022 Annual Meeting of Stockholders
You are cordially invited to attend the Annual Meeting of Stockholders (“Annual Meeting”) of National CineMedia, Inc. The close of business on March 7, 2022 has been set as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any and all adjournments or postponements thereof. Whether or not you are able to attend the Annual Meeting, it is important that your shares be represented regardless of the size of your holdings. Please vote your proxy promptly in accordance with the instructions you receive in the enclosed proxy statement and proxy card, as a quorum of the stockholders must be present, either in person or by proxy, in order for the Annual Meeting to take place.

Meeting Date:	May 4, 2022
Meeting Time:	9:00 a.m. Eastern Time
Location:	Hogan Lovells US LLP at 390 Madison Avenue New York, NY 10017
Record Date:	March 7, 2022
Annual Meeting Business:
We have electronically disseminated our Annual Meeting materials by using the "Notice and Access" method approved by the Securities and Exchange Commission. The Notice of Internet Availability of Proxy Materials contains specific instructions on how to access Annual Meeting materials via the internet as well as instructions on how to receive paper copies if preferred. The proxy statement and Annual Report for the fiscal year ended December 30, 2021 are available at www.edocumentview.com/ncmi. At the Annual Meeting, you will be asked to consider the following:

Proposal		Board Recommendation
1	To elect the nine nominees named in the accompanying proxy statement, each to serve a one-year term and until their respective successors are duly elected or qualified;	☑	FOR each director nominee
2	To approve, on an advisory basis, our executive compensation;	☑	FOR
3	To adopt the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares;	☑	FOR
4	To approve an increase in the number of shares available under the 2020 Omnibus Incentive Plan;	☑	FOR
5	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 29, 2022; and	☑	FOR
6	To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.
Please note that brokers may not vote your shares on the election of directors or any other non-routine matters if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

Centennial, Colorado	Maria V. Woods
March 23, 2022	Executive Vice President, General Counsel and Secretary

We are monitoring public health and travel safety concerns relating to COVID-19. If we determine that a change in the date, time or location of the Annual Meeting or a change to a virtual meeting format is advisable or required, we will announce such changes through a press release and additional proxy materials filed with the Securities and Exchange Commission, and on our Investor Relations page at https://investors.ncm.com. Please check this website in advance of the meeting date if you are planning to attend in person, and we encourage you to vote your shares prior to the Annual Meeting.

TABLE OF CONTENTS

PROXY SUMMARY	1
GENERAL INFORMATION	3
PROPOSAL NO. 1: ELECTION OF DIRECTORS	4
Board Composition	4
Business Experience of the Nominees	4
Vote Required	4
Recommendation	4
Independence of Our Board of Directors	4
Company Leadership Structure	4
Board’s Role in Risk Oversight	4
Compensation Risk Assessment	4
Meetings of Our Board of Directors and Standing Committees	4
STOCKHOLDER COMMUNICATIONS	4
COMPENSATION DISCUSSION AND ANALYSIS	5
Introduction	5
Executive Summary	5
Detailed Discussion & Analysis	5
Stockholder Say-on-Pay Vote	5
Adjusted OIBDA for Compensation Purposes, Adjusted Advertising Revenue and Free Cash Flow	5
Other Policies	6
COMPENSATION COMMITTEE REPORT	7
EXECUTIVE COMPENSATION TABLES	8
Fiscal 2021 Summary Compensation Table	8
Fiscal 2021 Grants of Plan-Based Awards	8
Outstanding Equity Awards at December 30, 2021	8
Stock Vested During Fiscal 2021	8
Potential Payments Upon Termination or Change in Control	8
Employment Agreements	8
Non-Employee Director Compensation	8
Fiscal 2021 Non-Employee Director Compensation	9
EQUITY COMPENSATION PLAN INFORMATION	10
PROPOSAL NO. 2: ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION	11
Vote Required	11
Recommendation	11
PROPOSAL NO. 3: ADOPTION OF CERTIFICATE OF AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES	12
Proposed Amendment	12
Capitalization	12
NCM LLC Common Units	12
Reasons for the Amendment	12
Rights of Authorized Shares	12
Possible Effects of the Amendment	12
Appraisal Rights	12
Vote Required	12
Recommendation	12

PROXY SUMMARY
This summary highlights information discussed in more detail elsewhere in this Proxy Statement. As this is only a summary, we encourage stockholders to read the entire Proxy Statement and our 2021 Annual Report before voting their shares. The accompanying proxy is solicited by the board of directors (“Board of Directors” or “Board”) of National CineMedia, Inc., a Delaware corporation (“NCM, Inc.” or the “Company”), for use at the 2022 Annual Meeting of Stockholders at the time and place shown below. Unless the context otherwise requires, the references to “we”, “us” or “our” refer to the Company and its consolidated subsidiary National CineMedia, LLC (“NCM LLC”).

2022 Annual Meeting of Stockholders
Date and Time		Location		Record Date	Mailing Date
May 4, 2022 9:00 am ET		390 Madison Avenue New York, NY 10017		March 7, 2022	On or about March 23, 2022

Meeting Agenda and Board Recommendations
Proposals for your vote				Board Voting Recommendation	Required Vote		Page Reference
Proposal 1: Election of Directors				FOR each nominee	Plurality of votes cast		7
Proposal 2: To approve, on an advisory basis, our executive compensation				FOR	Majority of votes present and entitled to vote		42
Proposal 3: To adopt the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares				FOR	Majority of the outstanding shares of our common stock		43
Proposal 4: To approve an increase in the number of shares available under the 2020 Omnibus Incentive Plan				FOR	Majority of votes present and entitled to vote		46
Proposal 5: To ratify the appointment of Deloitte & Touche LLP as our independent auditors				FOR			56

Director Nominees
Nominee	Age	Director Since	Independent	Occupation	Current Committee Membership*
					A	C	NG
Mark B. Segall	59	2018**	Yes	Founder and Managing Director of Kidron Corporate Advisors LLC	●	●	●
David E. Glazek	44	2019	Yes	Partner and Portfolio Manager of Standard General L.P.		●	Chair
Lawrence A. Goodman	67	2007	Yes	Former President of Sales and Marketing of CNN	●	●
Kurt C. Hall	62	2007-2016; 2019	Yes	Former President and CEO of NCM, Inc. and Former Chairman of the NCM, Inc. Board	●	●
Juliana F. Hill	53	2020	Yes	Former Senior Vice President of Liquidity and Asset Management of iHeartMedia, Inc.	Chair
Thomas F. Lesinski	62	2014	No	CEO of NCM, Inc.
Donna Reisman	59	2019	Yes	President of Ad Sales and Marketing for Univision		Chair	●
Renana Teperberg	44	2018	No	Chief Commercial Officer and member of the Board of Directors of Cineworld Group, plc
Mark Zoradi	67	2021	No	Member of the Board of Directors and Former CEO of Cinemark Holdings, Inc.
* A = Audit Committee, C = Compensation Committee, NG = Nominating and Governance Committee ** Chairman of the Board since August 2, 2019

PROXY SUMMARY (CONTINUED)
CORPORATE GOVERNANCE HIGHLIGHTS
The Company demands integrity and is committed to upholding high ethical standards. Our strong corporate governance practices support this commitment and provide a framework within which our Board of Directors and management can pursue the strategic objectives of the Company and ensure long-term growth for the benefit of our stockholders. Highlights of our corporate governance practices are summarized below.
Accountability:
w	Following declassification of our Board of Directors in 2018, all directors now stand for election annually.
w	Directors are elected by a plurality of votes cast, subject to our director resignation policy. If a director who is not designated pursuant to contractual rights is elected by a plurality of votes cast but fails to receive a majority of votes cast, the director must tender his or her resignation to the Board for its consideration.
w	All directors are subject to anti-pledging and anti-hedging provisions under our Insider Trading Policy.
Independence:
w	6 of 9 director nominees are independent with all of the non-independent directors serving as designees of our founding members or as our CEO.
w	Board committees are comprised solely of independent directors.
w	Independent directors regularly meet in private without management.
Board Practices:
w	Board of Directors and each Board committee conducts an annual self-assessment. An external evaluator will assist with such self-evaluation at least once every three years.
Leadership Structure:
w	Separate Chairman and Chief Executive Officer leadership structure to maintain independence between Board oversight and operating decisions of the Company.
Stock Ownership Requirements:
w
Executive and director stock ownership requirements must be met within five years of appointment, as follows:
- CEO: Lesser of three times base salary or 140,000 shares.
- President and Executive Vice Presidents: Lesser of base salary or 20,000 shares.
- Non-employee directors: Lesser of three times annual Board cash retainer or 8,000 shares.

w	As of March 7, 2022, all executive officers and directors meeting the tenure requirement were in compliance with the share ownership guidelines.
Key Corporate Governance Changes:
w	In September 2021, Ronnie Y. Ng was appointed Chief Financial Officer.
w	Upon Clifford E. Marks retirement as President in July 2021, Scott D. Felenstein was promoted to President - Sales, Marketing & Partnerships from Chief Revenue Officer.
w	In June 2021, Sarah Kinnick Hilty resigned as Executive Vice President, General Counsel and Secretary. In September 2021, Maria V. Woods was appointed as Executive Vice President, General Counsel and Secretary.

NATIONAL CINEMEDIA, INC.
PROXY STATEMENT FOR THE
2022 ANNUAL MEETING OF STOCKHOLDERS
May 4, 2022
9:00 a.m., Eastern Time
General Information

Why am I receiving these proxy materials?

You received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at our Annual Meeting. By giving your proxy, you authorize persons selected by the Board to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received before the Annual Meeting will be voted in accordance with the stockholder's specific voting instructions.
We are electronically disseminating our Annual Meeting materials by using the “Notice and Access” method approved by the Securities and Exchange Commission. The Notice of Internet Availability of Proxy Materials contains specific instructions on how to access Annual Meeting materials via the internet as well as how to receive paper copies if preferred. Our proxy materials are also available on the Internet at www.edocumentview.com/ncmi. We will hold the Annual Meeting at the offices of Hogan Lovells US LLP located at 390 Madison Avenue, New York, NY 10017, on May 4, 2022 at 9:00 a.m., Eastern Time.

What specific proposals will be considered and acted upon at NCM, Inc.’s Annual Meeting?

The specific proposals to be considered and acted upon at the Annual Meeting are:
Proposal No. 1 — To elect nine directors, each to serve a one-year term and until his or her respective successor is duly elected or qualified;
Proposal No. 2 — To approve, on an advisory basis, the compensation of our named executive officers;
Proposal No. 3 — To adopt the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares;
Proposal No. 4 — To approve an increase in the number of shares available under the 2020 Omnibus Incentive Plan; and
Proposal No. 5 — To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 29, 2022.
Management knows of no other business to be presented for action at the Annual Meeting, other than those items listed in the notice of the Annual Meeting referred to herein. If any other business should properly come before the Annual Meeting, or any adjournments or postponements thereof, it is intended that the proxies will be voted in the discretion of the proxy holders.

What are the health and safety protocols in place for the Annual Meeting?

Proof of vaccination is required in order to attend the Annual Meeting. If you do not bring evidence of your vaccination status, you will not be admitted to the Annual Meeting. Attendees are also asked to adhere to social distancing and masking requirements, as applicable, while attending the meeting and may be required to certify that they are not experiencing any symptoms commonly associated with COVID-19. The meeting will also follow any more stringent health and safety protocols that are required by applicable law at the time of the meeting. To protect the health and safety of all attendees, we reserve the right to refuse entry or require removal of any person, including a shareholder, from the premises or Annual Meeting area should that person refuse to follow the safeguards described above or should they exhibit symptoms commonly associated with COVID-19. We request that anyone who exhibits these types of symptoms or has been in contact with someone that has exhibited such symptoms within 14 days of the Annual Meeting not attempt to attend the Annual Meeting.

What is included in the proxy materials?

The proxy materials include the Company’s Notice of Annual Meeting of Stockholders, proxy statement and the Annual Report for the fiscal year ended December 30, 2021, which includes our audited consolidated financial statements.

What do I need to bring with me to attend the Annual Meeting?

If you are a stockholder of record of shares of our common stock, please bring photo identification with you. If you are a beneficial owner of shares of our common stock held in “street name,” please bring photo identification and the “legal proxy,” which is described below under the question “If I am a beneficial owner of shares held in ‘street name,’ how do I vote?”, or other evidence of stock ownership (e.g., most recent account statement) with you. If you do not provide photo identification or if applicable, evidence of stock ownership, you will not be admitted to the Annual Meeting. As described above under the question “What are the health and safety protocols in place for the Annual Meeting?”, you will also be required to provide proof of vaccination.

Who can vote at the Annual Meeting?

Our Board of Directors has fixed the close of business on March 7, 2022 as the record date. We had 81,665,544 shares of our common stock outstanding as of the close of business on the record date, including unvested restricted common stock with voting rights.

How many votes am I entitled per share of common stock?

Holders of our common stock are entitled to one vote for each share of common stock held as of the record date.

What is the difference between holding NCM, Inc.’s shares of common stock as a stockholder of record and a beneficial owner?

Most of our stockholders hold their shares of our common stock as a beneficial owner through a broker, bank or other nominee in “street name” rather than directly in their own name. As summarized below, there are some important distinctions between shares held of record and those owned beneficially in “street name.”
Stockholder of Record: If your shares of our common stock are registered directly in your name, you are considered the stockholder of record with respect to those shares, and we delivered these proxy materials directly to you. As the stockholder of record, you have the right to vote your shares in person or by proxy at the Annual Meeting.
Beneficial Owner: If your shares of our common stock are held in an account with a broker, bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the broker, bank or other nominee holding your shares on your behalf delivered these proxy materials to you. The nominee holding your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares being held by them.

If I am a stockholder of record of NCM, Inc. shares, how do I vote?

Voting by Internet. You can vote through the Internet by following the instructions provided in the proxy card that you received. Go to www.edocumentview.com/ncmi, follow the instructions on the screen to log in, make your selections as instructed and vote.

Voting by Mail. You can vote by mail by completing, dating, signing and returning the proxy card in the postage-paid envelope (to which no postage need be affixed if mailed in the United States) accompanying the proxy card that you received.
Voting in Person. If you plan to attend the Annual Meeting and vote in person, we will give you a ballot at the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you also to vote by Internet or mail as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If I am a beneficial owner of shares held in “street name,” how do I vote?

Voting by Internet. You can vote over the Internet by following the instructions provided in the voting instruction form provided to you by your broker, bank or other nominee.
Voting by Mail. You can vote by mail by completing, dating, signing and returning the voting instruction form in the postage-paid envelope (to which no postage need be affixed if mailed in the United States) accompanying the voting instruction form that you received.
Voting in Person. If you plan to attend the Annual Meeting and vote in person, you must obtain a “legal proxy” giving you the right to vote the shares at the Annual Meeting from the broker, bank or other nominee that holds your shares. Even if you plan to attend the Annual Meeting, we recommend that you also vote by Internet or mail as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What if I submit a proxy but I do not give specific voting instructions?

Stockholder of Record: If you are a stockholder of record of shares of our common stock, and if you indicate when voting through the Internet that you wish to vote as recommended by our Board of Directors, or if you sign and return a proxy without giving specific voting instructions, then the proxy holders designated by our Board of Directors, Thomas Lesinski and Maria Woods, who are officers of the Company, will vote your shares FOR the nine director nominees; FOR advisory approval of the Company’s executive compensation; FOR the adoption of the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares; FOR the approval of the increase in shares available under the 2020 Omnibus Incentive Plan; and FOR the ratification of the selection of Deloitte & Touche LLP as our independent auditors for our 2022 fiscal year, all as recommended by our Board of Directors and as presented in this proxy statement.

Beneficial Owner: If you are a beneficial owner of shares of our common stock held in “street name” and do not present the broker, bank or other nominee that holds your shares with specific voting instructions, then the nominee may generally vote your shares on “routine” proposals but cannot vote on your behalf for “non-routine” proposals under the rules of various securities exchanges. If you do not provide specific voting instructions to the nominee that holds your shares with respect to a non-routine proposal, the nominee will not have the authority to vote your shares on that proposal. When a broker indicates on a proxy that it does not have authority to vote shares on a particular proposal, the missing votes are referred to as “broker non-votes.”

Which ballot measures are considered “routine” or “non-routine”?

We believe that the adoption of the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares (Proposal No. 3) and the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for fiscal 2022 (Proposal No. 5) are matters considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposals No. 3 and No. 5. The election of directors (Proposal No. 1), the advisory approval of the Company’s executive compensation (Proposal No. 2) and the approval of an increase in the number of shares available under the 2020 Omnibus Incentive Plan (Proposal No. 4) are matters considered non-routine under applicable rules. A bank, broker or other nominee cannot vote without instructions on non-routine matters and may not vote without instructions on routine matters.

What is the quorum requirement for the Annual Meeting?

A quorum is required for our stockholders to conduct business at the Annual Meeting. A majority of the outstanding shares of our common stock entitled to vote on the record date must be present in person or represented by proxy at the Annual Meeting in order to hold the meeting and conduct business. We will count your shares for purposes of determining whether there is a quorum if you are present in person at the Annual Meeting, if you have voted through the Internet, if you have voted by properly submitting a proxy card, or if the nominee holding your shares submits a proxy card. We will also count broker non-votes for the purpose of determining if there is a quorum.

What is the voting requirement to approve each of the proposals?

For Proposal No. 1, each director will be elected by a plurality of the votes cast. This means that the nine director nominees who receive the greatest number of votes cast by the holders of our common stock entitled to vote at the Annual Meeting will be elected as directors. You are not entitled to cumulate votes in the election of directors and may not vote for a greater number of persons than the number of nominees named.

Approval of Proposal No. 2, on an advisory basis, requires the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote that are present in person or represented by proxy at the Annual Meeting.
Approval of Proposal No. 3 requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.
Approval of Proposal No. 4 requires the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote that are present in person or represented by proxy at the Annual Meeting.
Approval of Proposal No. 5 requires the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote that are present in person or represented by proxy at the Annual Meeting.
The effectiveness of any of the proposals is not conditioned upon the approval by our stockholders of any other proposal by our stockholders.

How are abstentions treated?

Abstentions will be counted as present for the purposes of determining whether a quorum is present at the Annual Meeting. A vote withheld for a nominee in the election of directors (Proposal No. 1) will have no effect on the election of the director nominee, although if a director who is not designated pursuant to contractual rights is elected by a plurality of votes cast but fails to receive a majority of votes cast, the director must tender his or her resignation to the Board for its consideration. For purposes of determining whether any of the other proposals have received the requisite vote, if a stockholder abstains from voting, it will have the same effect as a vote against such proposal.

Can I change my vote or revoke my proxy after I have voted?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us (Attention: Secretary) a written notice of revocation. You can also change your vote by voting through one of the methods described above or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute a revocation of a proxy.

Who is paying for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies for the Annual Meeting. We have retained Georgeson as our proxy solicitor and we will pay Georgeson approximately $8,500, plus expenses. Proxies may be solicited by our regular employees, without additional compensation, in person or by mail, courier, telephone or facsimile. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

What are the voting recommendations of our Board of Directors?

Our Board of Directors recommends a vote FOR each of Proposal Nos. 1, 2, 3, 4 and 5. Specifically, our Board of Directors recommends a vote:
FOR the election of each of David E. Glazek, Lawrence A. Goodman, Kurt C. Hall, Juliana F. Hill, Thomas F. Lesinski, Donna Reisman, Mark B. Segall, Renana Teperberg and Mark Zoradi to our Board of Directors;
FOR the advisory approval of the Company’s executive compensation;
FOR the adoption of the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares;
FOR the approval for an increase in the number of shares available under the 2020 Omnibus Incentive Plan; and
FOR the ratification of the selection of Deloitte & Touche LLP as our independent accountants for fiscal year 2022.

Where can I find the Company’s Annual Report?

Our 2021 Annual Report on Form 10-K, including the audited consolidated financial statements as of and for the year ended December 30, 2021, is available to all stockholders entitled to vote at the Annual Meeting together with this proxy statement, in satisfaction of the requirements of the Securities and Exchange Commission (the “SEC”). Additional copies of the Annual Report are available at no charge upon request. To obtain additional copies of the Annual Report, please contact us at 6300 South Syracuse Way, Suite 300, Centennial, Colorado 80111, Attention: Investor Relations, or at telephone number (303) 792-3600 or (800) 844-0935. You may also view the Annual Report at http://www.ncm.com at the Investor Relations link.

What is “householding” and how does it affect me?

As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports and information statements to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to National CineMedia, Inc., 6300 South Syracuse Way, Suite 300, Centennial, Colorado 80111, Attention: Investor Relations, or by telephone at (303) 792-3600 or (800) 844-0935.
Upon request, we will promptly deliver a separate copy. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

Whom should I call if I have questions about the Annual Meeting?

You should call Georgeson, our proxy solicitor, at (866) 203-9357.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Our Board of Directors has nominated the following nine directors for election at the Annual Meeting. Important summary information about the nominees for director is set forth in the table below. Following the table is certain biographical information about each nominee for director, as well as selected information about specific qualifications, attributes, skills and experience that led our Board to conclude that each nominee for director is qualified to serve on our Board.
Board Composition

Nominee	Age	Director Since	Independent	Occupation	Current Committee Membership*
					A	C	NG
Mark B. Segall	59	2018**	Yes	Founder and Managing Director of Kidron Corporate Advisors LLC	●	●	●
David E. Glazek	44	2019	Yes	Partner and Portfolio Manager of Standard General L.P.		●	Chair
Lawrence A. Goodman	67	2007	Yes	Former President of Sales and Marketing of CNN	●	●
Kurt C. Hall	62	2007-2016; 2019	Yes	Former President and CEO of NCM, Inc. and Former Chairman of the NCM, Inc. Board	●	●
Juliana F. Hill	53	2020	Yes	Former Senior Vice President of Liquidity and Asset Management of iHeartMedia, Inc.	Chair
Thomas F. Lesinski	62	2014	No	CEO of NCM, Inc.
Donna Reisman	59	2019	Yes	President of Ad Sales and Marketing for Univision		Chair	●
Renana Teperberg	44	2018	No	Chief Commercial Officer and member of the Board of Directors of Cineworld Group, plc
Mark Zoradi	67	2021	No	Member of the Board of Directors and Former CEO of Cinemark Holdings, Inc.
* A = Audit Committee, C = Compensation Committee, NG = Nominating and Governance Committee ** Chairman of the Board since August 2, 2019
Our Board values having directors that reflect diverse perspectives, including those based on background and professional expertise that are relevant to the Company’s advertising businesses and gender and ethnicity. In considering whether to recommend any candidate for inclusion in the slate of director nominees, our Nominating and Governance Committee complies with the Company’s Corporate Governance Guidelines and Corporate Code of Business Conduct and Ethics, which requires consideration of various factors in compliance with applicable law and stock exchange requirements and taking into account proxy advisory firm guidelines. In addition, the Committee seeks nominees that will complement the existing members and provide diversity of background, professional expertise, gender and ethnicity. Our Board continues to make progress in broadening the experience and gender of our director nominees, and currently 33% of our director nominees are female.
Our Board of Directors currently consists of nine directors. Under the director designation agreement dated as of February 13, 2007 (the “Director Designation Agreement”), two of our founding members – Cinemark Holdings, Inc. and Affiliates (“Cinemark”) and Regal Entertainment Group and Affiliates (“Regal”) – are each permitted to appoint or designate up to two persons for nomination to election on our Board of Directors under the terms set forth in the Director Designation Agreement, one of whom must qualify as “independent” as required by the rules promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and by the Nasdaq Stock Market (“Nasdaq”). See “Certain Relationships and Related Party Transactions – Transactions with Founding Members – Director Designation Agreement.” The designees pursuant to the Director Designation Agreement for Cinemark are Donna Reisman and Mark Zoradi and for Regal are Mark B. Segall and Renana Teperberg.
Our Certificate of Incorporation provides that all directors are included within one class and that the number of total directors will not be more than eleven. The number of current director positions is nine pursuant to our Bylaws. Each member serves a one-year term until the next Annual Meeting and until his or her successor is duly elected and qualified.
Business Experience of Nominees
We are soliciting proxies in favor of the election of each nominee identified below. All nominees have consented to serve as directors, if elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by our Board of Directors. The proxies may not vote for a greater number of persons than the number of nominees named. As of the date of this proxy statement, our Board of Directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director.
The names of the nominees and other information about them, including their directorships at public companies held at any time during the past five years, if applicable, and their involvement in certain legal proceedings during the past ten years, if applicable, are set forth below. In addition, we have included information about each nominee’s experience, qualifications, attributes or skills that led our Board of Directors to conclude that the nominee should serve as a director of the Company, in light of our business and corporate structure.

Mark B. Segall Non-Employee Chairman Independent Director Director Since: 2018 Age: 59 Committees: Audit Compensation Nominating and Governance
Mr. Segall is the owner and Managing Director of Kidron Corporate Advisors LLC, a New York based mergers and acquisitions corporate advisory boutique founded in 2003, and has been the CEO of Kidron Capital Advisors LLC since 2009. Previously, he served as the Co-Chief Executive Officer of Investec, Inc., an asset management company, from 2001 to 2003, following his role as Investec Inc.’s head of investment banking and general counsel. Prior to that, he was a partner at the law firm of Kramer, Levin, Naftalis & Frankel LLP, specializing in cross-border mergers and acquisitions and capital markets activities. Mr. Segall serves as a director of Bel Fuse, Inc. (2011 to present). In the past five years he has served on other public company boards including: Ronson Europe N.V. (2008 to 2017) and Temco Service Industries, Inc. (2011 to 2016). Mr. Segall also serves on a number of private company boards.

Qualifications: Mr. Segall’s two decades of board leadership experience at both public and private companies, gives him the ability to offer guidance to the Company and its operations.

David E. Glazek Independent Director Director Since: 2019 Age: 44 Committees: Compensation Nominating and Governance - Chair
Mr. Glazek joined Standard General L.P. in 2008, where he is currently a Partner and Portfolio Manager. He is also currently the Chairman of Turning Point Brands, Inc. He was previously a Director of Standard Diversified, Inc., a Director of Donau Carbon USA LLC, and a Director of American Apparel, Inc. Prior to Standard General L.P., he worked at Lazard Frères & Co., where he focused on mergers and acquisitions and corporate restructurings, and the Blackstone Group. Mr. Glazek also serves on the board of both a public and private company.

Qualifications: Mr. Glazek’s extensive board involvement and experience in financial analysis qualifies him to serve on our Board.

Lawrence A. Goodman Independent Director Director Since: 2007 Age: 67 Committees: Audit Compensation
Mr. Goodman has been a media and advertising consultant since 2015, including founding and serving as CEO of Newfound Frontier, LLC, a provider of media and advertising consulting and advisory services, since its inception in 2019. Mr. Goodman also founded White Mountain Media, a media consulting company, in July 2004 and served as its president since inception until 2015. From July 2003 to July 2004, Mr. Goodman was retired. From March 1995 to July 2003, Mr. Goodman was the President of Sales and Marketing for CNN, a division of Turner Broadcasting System, Inc. Mr. Goodman also serves on two private company boards.

Qualifications:
Mr. Goodman’s extensive background in the media industry allows him to provide media sales and marketing advice to our management and Board. Mr. Goodman brings significant business experience to provide strategies and solutions to resolve the issues addressed by our Board.

Kurt C. Hall Independent Director Director Since: 2019 Age: 62 Committees: Audit Compensation
Mr. Hall previously served as the Company's President, Chief Executive Officer and Chairman from 2007 until his retirement in January 2016, and he held the same positions at NCM LLC from March 2005 until 2007. Prior to this, from May 2002 to May 2005, Mr. Hall served as Co-Chairman and Co-Chief Executive Officer of Regal Entertainment Group and President and Chief Executive Officer of its media subsidiary and NCM predecessor, Regal CineMedia Corporation. Mr. Hall also serves on the board of two private companies.
Previously, Mr. Hall has held various executive positions with United Artist Theatre Company, and its predecessor companies, including Chief Financial Officer and then Chief Executive Officer when it became part of Regal Entertainment Group in 2002.

Qualifications: Mr. Hall's extensive background with the Company and our business allows him to provide sales and management advice to our management and Board.

Juliana F. Hill Independent Director Director Since: 2020 Age: 53 Committees: Audit - Chair
Ms. Hill is the owner of JFH Consulting, which she founded in 2013 to provide financial and strategic advisory services. From 2013 to 2019, Ms. Hill worked at iHeartMedia, Inc., formerly Clear Channel Communications, Inc., as the Senior Vice President of Liquidity and Asset Management, and also led a steering committee for the separation of iHeartMedia's subsidiary, Clear Channel Outdoor Holdings. Prior to this, from 2000 to 2010, she worked as iHeartMedia’s Senior Vice President of Finance.
Previously, Ms. Hill was an associate in US West Communications, Inc.’s executive development program and an audit manager at Ernst & Young LLP.

Qualifications:
Ms. Hill's experience as a financial executive in a media company qualifies her to serve on our Board of Directors and as chairperson of our Audit Committee and to provide guidance to our internal audit function and financial advice to our Board.

Thomas F. Lesinski Chief Executive Officer and Director Director Since: 2014 Age: 62 Committees: None
Mr. Lesinski was appointed the Chief Executive Officer of NCM effective August 2, 2019. Previously, he served as the Chief Executive Officer of Sonar Entertainment, an independent entertainment studio from January 2016 to August 2019 and a member of its Board until February 2020. Mr. Lesinski served as the founder and CEO of Energi Entertainment, a multi-media content production company, from August 2014 until December 2015. From 2013 to 2014, Mr. Lesinski was President of Digital Content and Distribution at Legendary Entertainment, a leading media company dedicated to owning, producing and delivering content to mainstream audiences with a targeted focus on the fandom demographic. Prior to that role, from 2006 to 2013, Mr. Lesinski served as President, Digital Entertainment at Paramount Pictures, a global producer and distributor of filmed entertainment. Mr. Lesinski also served as President of Worldwide Home Entertainment at Paramount Pictures for three years, prior to which, he spent ten years in various leadership positions at Warner Bros. Entertainment and was a Managing Director for an advertising agency.
Mr. Lesinski served as Non-Employee Chairman from August 1, 2018 to August 1, 2019.

Qualifications:
Mr. Lesinski’s experience in home entertainment and digital media gives him the experience to critically review the various business considerations necessary to run a business such as ours and offers a valuable perspective as the media marketplace becomes more competitive, particularly with the growth of online and mobile advertising platforms. Mr. Lesinski's previous experience as a Chief Executive Officer and current role as the Company's Chief Executive Officer provides valuable perspective as a director.

Donna Reisman Independent Director Director Since: 2019 Age: 59 Committees: Compensation - Chair Nominating and Governance
Ms. Reisman, also known as Ms. Speciale, is currently the President of Ad Sales and Marketing for Univision. Ms. Reisman was the president of WarnerMedia from 2014 to 2019, where she oversaw advertising revenue for Turner Broadcasting’s domestic television and digital entertainment, news, kids and young adult brands. She previously served as the president of Turner Entertainment and Young Adult Ad Sales from 2012 to 2014. Prior to that role, she was President, Investment & Activation and Agency Operations at MediaVest Worldwide from 2003 to 2012. Ms. Reisman also serves on a number of private company boards.

Qualifications: Ms. Reisman’s extensive experience in the media and advertising industry allows her to provide media strategy, sales and marketing advice to the Company's management and Board.

Renana Teperberg Director Director Since: 2018 Age: 44 Committees: None
Ms. Teperberg has served as Chief Commercial Officer of Cineworld Group plc since 2016, Senior Vice President Commercial from 2014 to 2015, and a member of the Cineworld Group plc Board of Directors since 2018. Prior to that time, she served as Head of Programming and Marketing for Cinema City International from 2002 to 2013. On February 28, 2018, Cineworld Group plc acquired the parent corporation of Regal. Ms. Teperberg also serves on several private company boards.

Qualifications:
Ms. Teperberg has extensive experience in the cinema industry which enables her to share with our Board suggestions about how similarly situated companies effectively assess and undertake business considerations and opportunities. As Ms. Teperberg is a Board designee for one of our founding members, she brings to our Board the perspective of a major stakeholder.

Mark Zoradi Director Director Since: 2021 Age: 68 Committees: None
Mr. Zoradi served as CEO of Cinemark Holdings, Inc. from August 2015 to December 2021 and a director on the Board of Cinemark Holdings, Inc. from August 2015 to the present. Mr. Zoradi spent 30 years at The Walt Disney Company, a major motion picture studio, including serving as the President of Walt Disney Studios Motion Picture Group. Prior to that, Mr. Zoradi served in a variety of positions of increasing responsibility with The Walt Disney Company, including as the General Manager of Buena Vista Television and President of Buena Vista International with responsibility for the international theatrical and home entertainment marketing and distribution of Disney, Touchstone and Pixar films. Mr. Zoradi also served as the President and Chief Operating Officer (COO) of Dick Cook Studios from January 2011 until July 2014 and the COO of Dreamworks Animation SKG, Inc. from August 2014 until January 2015.

Qualifications:
Mr. Zoradi has extensive experience in the cinema and film industries and will bring important insights to our Board regarding our industry. Since Mr. Zoradi is a Board designee for one of our founding members, he brings to our Board the perspective of a major stakeholder.

Vote Required
Directors will be elected by a plurality of the votes of the holders of shares present in person or by proxy at the Annual Meeting.
Director Resignation Policy
It is the Company's desire that any director elected to the Board of Directors in an uncontested election shall receive a majority vote of stockholders. As such, in the event of an uncontested election where a nominee not designated pursuant to a contractual right is elected by a plurality but not a majority of votes cast, the director will tender his or her resignation to the Chairman of the Board. The Nominating and Governance Committee will recommend to the Board the action to be taken with respect to the resignation. The Board will decide to accept or reject such resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose its decision within 90 days from the date of certification of the election results. The Nominating and Governance Committee and the Board may consider such factors or other information they deem appropriate and relevant in deciding whether to accept or reject a resignation tendered in accordance with this policy. A director whose resignation is under consideration will abstain from participating in any decision regarding the resignation. If the nominee is designated pursuant to a contractual right, the Company will consult with the designating entity about the possibility of a different candidate at the following year's annual meeting.
Recommendation
Our Board of Directors recommends that stockholders vote FOR each of the nominees for director. If not otherwise specified, proxies will be voted FOR each of the nominees for director.
Independence of Our Board of Directors
Our Board of Directors has determined that David E. Glazek, Lawrence A. Goodman, Kurt C. Hall, Juliana F. Hill, Donna Reisman and Mark B. Segall, all current directors of the Company, qualify as “independent” directors under the rules promulgated by the SEC under the Exchange Act, and by Nasdaq. There are no family relationships among any of our executive officers, directors or nominees for director. For further detail of related party transactions, refer to “Certain Relationship and Related Party Transactions” located elsewhere in this document.
Company Leadership Structure
Our Board previously determined to split the roles of Chairman of the Board of Directors and Chief Executive Officer. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while our Chairman sets the agenda for Board meetings and presides over meetings of the full Board in its oversight role. We believe this leadership structure will best serve the objectives of our Board’s oversight of management, our Board’s ability to carry out its roles and responsibilities on behalf of our stockholders, and the Company’s overall corporate governance.
Our Board plans to periodically review the leadership structure to determine whether it continues to best serve the Company and our stockholders.
Board’s Role in Risk Oversight
Our Board as a whole has responsibility for risk oversight, including setting the “tone at the top” regarding the importance of risk management. Our Board reviews information on the Company’s credit, liquidity and operations, as well as reports from management on enterprise risk and committee reports. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation. Our Audit Committee is responsible for overseeing the management of financial risks, including cybersecurity risks. Our Nominating and Governance Committee is responsible for overseeing the management of risks associated with board independence and potential conflicts of interests. While each committee is responsible for evaluating and overseeing the management of such risks, the entire Board is regularly informed of each committee’s analysis.
Our named executive officers and other senior executives of NCM LLC provide periodic updates to our Board on the strategic, operational, financial, cybersecurity, compliance and reputational risks facing the Company, which serves to ensure that risk management is a priority within the organization and the Company’s risk oversight is aligned with its strategies.
Compensation Risk Assessment
We do not believe we have compensation practices that are reasonably likely to have a material adverse effect on the Company. Our Compensation Committee reviews the compensation policies and practices for employees, including executive officers. Among other things, our Compensation Committee considers whether the compensation program encourages excessive risk taking by employees at the expense of long-term Company value. Based upon its assessment, our Compensation Committee does not believe that our compensation program encourages excessive or inappropriate risk-taking. Our Compensation Committee believes that the design of our compensation program, which includes a mix of annual and long-term incentives, cash and equity awards and retention incentives, is balanced and does not motivate imprudent risk-taking.
Meetings of Our Board of Directors and Standing Committees
Our Board of Directors held 6 meetings during the fiscal year ended December 30, 2021. During our 2021 fiscal year, no incumbent director attended fewer than 75% of the aggregate total number of meetings of our Board of Directors held during the period in which he or she was a director and of the total number of meetings held by all of the committees of our Board of Directors on which he or she served. The Company does not have a formal policy regarding attendance by members of our Board of Directors at the Company’s Annual Meeting but encourages our directors to attend. All of our 9 directors attended our Annual Meeting of Stockholders held on May 5, 2021. The three standing committees of our Board of Directors are our Audit Committee, our Compensation Committee and our Nominating and Governance Committee. Periodically our Board has established a special committee to review significant transactions and other matters.
The following table shows the current membership:
DIRECTOR COMMITTEE MEMBERSHIP

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Board of Directors
David E. Glazek		X	Chair	X
Lawrence A. Goodman	X	X		X
Kurt C. Hall	X	X		X
Juliana F. Hill	Chair			X
Thomas F. Lesinski				X
Donna Reisman		Chair	X	X
Mark B. Segall	X	X	X	Chair
Renana Teperberg				X
Mark Zoradi				X

Audit Committee	Key Responsibilities:
Our Audit Committee is primarily concerned with overseeing management’s processes and activities relating to the following:
Committee Members	◆	maintaining the reliability and integrity of our accounting policies, financial reporting practices and financial statements;
Juliana F. Hill, Chair
Lawrence A. Goodman	◆	review all “Related Party Transactions” as such term is defined under Nasdaq rules and the Statement of Policy with Respect to Related Party Transactions;
Kurt C. Hall
Mark B. Segall	◆	the performance of our internal audit function and independent auditor; and
	◆	confirming compliance with laws and regulations, and the requirements of any stock exchange or quotation system on which our securities may be listed.

Number of meetings in 2021:
Our Audit Committee also is responsible for establishing procedures for the receipt of complaints regarding our accounting, internal accounting controls or audit matters, and the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters, and overseeing the Company's compliance with applicable laws and regulations, the Company’s Code of Business Conduct and Ethics and insider trading policy and other general risk assessment and management. Our Audit Committee’s responsibilities are set forth in its charter, the current version of which was most recently reviewed by the Committee and approved by our Board in January 2021 in conjunction with the charter's annual review. The current version of the charter is available on our website at www.ncm.com at the Investor Relations link.

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Independence and Financial Literacy

Each of the committee members was determined to be “independent” as required by the rules promulgated by the SEC under the Exchange Act and by Nasdaq. Each of them also meets the financial literacy requirements of Nasdaq. Our Board of Directors has determined that Ms. Hill qualifies as an “audit committee financial expert” as defined in the federal securities laws and regulations.

Compensation Committee	Key Responsibilities:
Our Compensation Committee’s purposes, as set forth in its charter, include:

Committee Members	◆ to assist our Board in discharging its responsibilities relating to compensation of our CEO and other executives;
Donna Reisman, Chair
David E. Glazek	◆ to administer our equity incentive plans (other than equity compensation for non-employee directors which is administered by our Board); and
Lawrence A. Goodman
Kurt C. Hall	◆ to have overall responsibility for approving and evaluating all of our compensation plans, policies and programs that affect our executive officers.
Mark B. Segall
Number of meetings in 2021:
Our Compensation Committee’s responsibilities are set forth in its charter, which is reviewed at least annually. The current Compensation Committee charter was most recently reviewed by the Committee and approved by our Board in January 2021. The current version of the charter is available on our website at www.ncm.com at the Investor Relations link.

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Independence

Each member was determined to be “independent” as defined in the rules promulgated by the SEC under the Exchange Act and by Nasdaq, and each also qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Use of Consultants

Our Compensation Committee engaged FW Cook, a nationally recognized consulting firm, to assess the competitiveness of 2021 compensation for the executive officers and provide independent advice and recommendations to our Compensation Committee regarding executive compensation and review of the 2022 proxy statement. Prior to retaining FW Cook, our Compensation Committee reviewed its independence as contemplated by the committee’s charter and applicable Nasdaq rules, and determined that there were no conflicts of interest and that FW Cook is independent from the Company, our Compensation Committee and our executive officers.

Nominating and Governance Committee	Key Responsibilities:
Our Nominating and Governance Committee’s purposes, as set forth in its charter, include:

Committee Members	◆ to identify individuals qualified to become Board members, and to recommend director nominees to our Board;
David E. Glazek, Chair
Donna Reisman	◆ to oversee the evaluation of our Board and its committees, including the use of an external evaluator at least once every three years;
Mark B. Segall
◆ to review and recommend to the Board the compensation structure and stock ownership standards for non-employee directors; and

◆ to review from time to time the Corporate Governance Guidelines applicable to us and to recommend to our Board such changes as it may deem appropriate.

Number of meetings in 2021:
Our Nominating and Governance Committee’s responsibilities are set forth in its charter, which was most recently reviewed by the Committee and approved by our Board in January 2021. The current version of the charter as well as our Corporate Governance Guidelines are available on our website at www.ncm.com at the Investor Relations link.

4
Independence
Each of the members of our Nominating and Governance Committee was determined to be independent in accordance with Nasdaq rules and relevant federal securities laws and regulations.
Nomination of Candidates and Other Responsibilities

Our Nominating and Governance Committee identifies individuals qualified to become Board members, other than the director candidates designated by our founding members, and recommends director nominees to our Board for each annual meeting of stockholders or in connection with filling a vacancy on our Board between annual meetings. It also reviews the qualifications and independence of the members of our Board of Directors and its various committees on a regular basis and makes any recommendations the committee members may deem appropriate from time to time concerning any changes in the overall composition of our Board of Directors and its committees. Our Nominating and Governance Committee recommends to our Board of Directors the terms of our Corporate Governance Guidelines. Our Nominating and Governance Committee reviews such guidelines and the provisions of our Nominating and Governance Committee charter on a regular basis to confirm that such guidelines and charter remain consistent with sound corporate governance practices and with any legal, regulatory or Nasdaq requirements. Our Nominating and Governance Committee also monitors our Board of Directors and our compliance with any commitments made to regulators or otherwise regarding changes in corporate governance practices and leads our Board of Directors in its annual review of our Board of Directors and its committees.

Nomination of Directors. All the nominees are current directors.
As the need to fill vacancies arises in the future, our Nominating and Governance Committee will seek individuals qualified to become Board members for recommendation to our Board. Our Nominating and Governance Committee would consider potential director candidates recommended by stockholders and use the same criteria for screening all candidates, regardless of who proposed such candidates. See “Stockholder Communications” below for information on how our stockholders may communicate with our Board of Directors. See “Proposals of Stockholders” below for further information on making director nominations.
Our Nominating and Governance Committee and Board of Directors consider whether candidates for nomination to our Board of Directors possess the following qualifications, among others:

(a)the highest level of personal and professional ethics, integrity, and values;
(b)expertise that is useful to us and is complementary to the background and expertise of the other members of our Board of Directors;
(c)a willingness and ability to devote the time necessary to carry out the duties and responsibilities of membership on our Board of Directors;
(d)a desire to ensure that our operations and financial reporting are conducted in a transparent manner and in compliance with applicable laws, rules, and regulations; and
(e)a dedication to the representation of the best interests of all our stockholders.

Diversity of Directors. In considering whether to recommend any candidate for inclusion in the slate of director nominees, our Nominating and Governance Committee complies with the Company’s Corporate Governance Guidelines and Corporate Code of Business Conduct and Ethics. In addition to considering the qualifications listed above, the Committee seeks nominees that will complement the existing members and provide diversity of background, professional expertise, gender and ethnicity and that will be in compliance with applicable law and stock exchange requirements and taking into account proxy advisory firm guidelines. Our Nominating and Governance Committee periodically reviews and assesses its evaluation process for considering nominee directors.
Board Diversity Matrix
The following matrix summarizes self-identified diversity characteristics and is provided in accordance with applicable Nasdaq listing Requirements:

BOARD DIVERSITY MATRIX AS OF DECEMBER 30, 2021
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—

STOCKHOLDER COMMUNICATIONS
Our Board of Directors provides a process for stockholders to send communications to our Board. Information on communicating directly with our Board of Directors is available on our website at the Investor Relations link, under the Corporate Governance section or http://investor.ncm.com/corporate-governance/contact-the-board.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis (“CD&A”) explains the executive compensation program for the following individuals, who are referred to as the “Named Executive Officers” or “NEOs”.

•Thomas F. Lesinski – Chief Executive Officer
•Ronnie Y. Ng - Chief Financial Officer (Since September 27, 2021)
•Scott D. Felenstein – President - Sales Marketing & Partnerships (Since July 2, 2021)
•Clifford E. Marks – Former President (Until July 1, 2021)
•Sarah Kinnick Hilty - Former Executive Vice President, General Counsel and Secretary (Until June 10, 2021)
The Company’s former President, Clifford E. Marks, retired in July 2021. Upon Mr. Mark’s retirement, Scott D. Felenstein was appointed the Company’s President - Sales Marketing & Partnerships.
Executive Summary
We are the managing member of National CineMedia, LLC (“NCM, LLC”) and own 48.3% of NCM. NCM is America’s Movie Network. As the largest cinema advertising network in the U.S., we unite brands with young diverse audiences through the power of movies and engage movie fans anytime and anywhere. NCM’s cinema advertising network offers broad reach and unparalleled audience engagement with over 20,700 screens in over 1,600 theaters.
The COVID-19 Pandemic
The COVID-19 pandemic has had a significant impact on the world and our business beginning in March 2020 as the United States’ government and other state and local governments issued restrictions on travel, public gatherings and other events and issued social distancing guidelines. These governmental restrictions resulted in the closure of most of our network theaters for approximately six months and thus the Company generated no in-theater advertising revenue during that time. When theaters began to reopen late in the third quarter of 2020, there was an inconsistency of movie releases until late third quarter of 2021. As such, in-theater advertising revenue continued to be adversely impacted as attendance at the reopened theaters was significantly less than prior comparative periods due primarily to the constant shift in motion picture release schedules and the local/state COVID-19 patron capacity limitations.
Beginning in 2021, the FDA approved COVID-19 vaccines, which have been widely administered throughout the United States. As a result, during the second quarter of 2021, government restrictions lessened allowing theaters in key larger markets to fully reopen and by the third quarter of 2021 all of the theaters within the Company’s network were open. Multiple, successful major motion pictures were released mostly in the fourth quarter of 2021 resulting in the highest attendance numbers within our network since the start of the COVID-19 pandemic. During 2021, variants of the COVID-19 virus spread throughout the United States resulting in the reinstatement of mask mandates in certain areas with increased infection rates and concerning some advertisers about the potential impact on theater attendance.
2021 Key Business Highlights
As the Company began to recover from the COVID-19 pandemic disruption, the Company’s total revenue for the year ended December 30, 2021 increased 26.8% to $114.6 million from $90.4 million for the comparable prior year period. Operating loss increased from operating loss of $61.0 million in 2020 to operating loss of $68.6 million in 2021. Net loss decreased from $65.4 million in 2020 to $48.7 million in 2021.
Despite these unprecedented challenges, management successfully undertook major initiatives to drive the business forward:
•During 2020 and 2021, up to 30% of our staff was furloughed and the pay of the remaining employees was reduced by up to 50%. Since the start of the COVID-19 pandemic management has evaluated the changing operational needs of the Company and has taken steps resulting in the permanent reduction of our total headcount by over 40% from pre-COVID-19 pandemic headcount levels. Additionally, management has been able to reduce core operating expenses by approximately 40% on average since the start of the pandemic. These actions allowed for the full restoration of all remaining employees to 100% pay and schedules as of the filing date.
•Management successfully filled many key leadership positions throughout the organization during 2021 including the President - Sales, Marketing & Partnerships, Chief Financial Officer, EVP General Counsel and Secretary, Chief Revenue Officer, Chief Human Resource Officer and Chief Marketing Officer despite the challenges facing the business. These individuals have the requisite experience and talent to once again drive growth for the Company.
•Prioritized the health and safety of our employees, including implementing a vaccine mandate, effective in early 2022 and adding 100% coverage of COVID-19 related costs to our health insurance plan with no out of pocket to employees beginning in 2020. Additionally, management has allowed all employees that are able to work from home and instituted health and safety protocols for our offices that were open in accordance with applicable legal requirements.
•During 2021, negotiated two amendments to NCM LLC's Credit Agreement and a new revolver agreement, raising additional financing of $100.0 million and also obtaining a waiver of any non-compliance with the financial covenant for minimum leverage ratios through the fourth quarter of 2022 and a temporary increase of the minimum leverage ratios from the first quarter of 2023 through the third quarter of 2023, providing the Company with an extended period for its operations and cash flows to recover from the disruption caused by the COVID-19 pandemic.
•Expanded NCM’s new Digital Out-of-Home (DOOH) group to further unite brands with the power of movies by extending movie-centric Noovie® entertainment content, trivia and advertising beyond movie theaters to a variety of complementary venues, including restaurants, retail locations and office and residential buildings. The Company entered into agreements with a number of third-parties to sell DOOH media inventory on a national, regional, local and programmatic level in different properties in convenience stores, restaurants, college campuses and other high traffic locations.
•Entered into a partnership with NuTime Media, a Black-owned media advertising sales representation company, to better serve marketers looking to reach Black and Hispanic audiences. Under the partnership, we formed two specialty cinema advertising networks — the Black Cinema Network and Hispanic Cinema Network — in the U.S. to directly serve those demographics. NuTime Media will assist the Company in selling advertising for these new specialty networks.
•Entered into an agreement with Harkins Theaters, a significant, new network affiliate, increasing our network by approximately 500 screens and 33 theaters beginning in May 2021 through December 2037 and successfully completed the integration of their screens on our network ahead of schedule.
•Launched our new and updated content segments in late 2021 and developed various others we plan to launch in 2022 as part of our initiative to grow our advertiser base by developing branded content, sponsorships and integration opportunities which also drive moviegoer entertainment.
•Increased the number of data sets to 274 million as of December 30, 2021. Building these data sets has allowed us to re-target audiences with digital advertising through our Noovie Audience Accelerator product and increase the value and effectiveness of cinema campaigns for our advertisers.
•Entered into commitments as part of the calendar year 2022 upfront of approximately 70% of 2019 levels, with multiple deals still in discussion and with certain deals at higher pricing than 2019 levels.
•Sold the platinum spot in November and December 2021 resulting in the introduction of a new customer category, cryptocurrency. The Company also recently secured a commitment from an advertiser in the travel category for the platinum spot in the first quarter of 2022. The platinum spot is a single advertising unit that is either 30 or 60 seconds of the Noovie pre-show deeply embedded within the movie trailers at trailer level lighting and at similar volume levels, directly prior to the last one or two trailers preceding the feature film and sold at a premium CPM.
•Launched a data-driven audience targeting solution that leverages our ongoing investment in data and technology. This proprietary data-matching tool allows cinema advertising to be more measurable, targetable and accountable. In addition to providing brands with premium video inventory on cinema screens, NCM can now unlock important insights based on an advertiser’s targeting goals and offer a full funnel marketing solution, from awareness to purchase intent to performance metrics.
Impact of COVID-19 on the Company's 2021 Compensation Program
Our compensation program is grounded in a pay-for-performance philosophy and designed with equity and cash incentive as a significant component of compensation. A key purpose of executive compensation is to attract, retain, motivate and reward talented executives. However, the severe and continuing effects of the COVID-19 pandemic have dramatically impacted the Company’s financial performance and the price of the Company’s common stock for reasons unrelated to the performance by our management and employees in managing the Company’s business and preserving shareholder value. The Company’s financial performance and the significant decline in its common stock price reflect, among other things, the temporary closure of a significant portion of the theaters in the Company’s network in compliance with local, state and federal governmental restrictions, and the resulting cessation of substantially all the Company’s revenue generating activities for significant periods; significantly reduced attendance levels as theaters have reopened; delays of major new film releases and releases directly to the home video and streaming channel through the first half of 2021; and the resulting impact on the Company’s liquidity.
To acknowledge the extraordinary efforts of management to position the Company in the best possible position during 2021, including during the reopening of the theaters and period of reduced attendance caused by the COVID-19 pandemic, and to recognize the accomplishments of the initiatives described above that were achieved, the Board, at the recommendation of the Compensation Committee and in consultation with the Company’s independent compensation consultant, took the following actions with respect to the Company’s 2021 compensation program for the NEOs:
•Base Salary. Our senior executives salaries were restored in January 2021 to 100% from 2020, during which time executive salaries were reduced by 20%, due to the COVID-19 pandemic.
•Annual Cash Incentive. Our targets for the 2021 annual cash incentive plan were established in February 2021. Given the magnitude of the continued disruption to our business, we did not achieve the performance threshold of 70% of target necessary to achieve a payout. However, the Board used its discretion to award a bonus based on actual Company performance for all current employees, equal to approximately 54% of target annual incentive, including the Company’s current NEOs, in order to recognize their contributions to the Company during this unprecedented time and foster retention.
•Long-Term Equity Incentive - 2020 PBRS. Due to the impacts of the COVID-19 pandemic, the 2020 performance-based restricted stock (“PBRS”) award would have achieved 0% payout under its original terms. In order to continue to incentivize and retain key talent, recognize the achievements during this unprecedented time and continue to position the Company for success following the COVID-19 pandemic by properly incentivizing management to maximize operational results and increase shareholder value, in January 2021, the Board approved the following modifications to the 2020 PBRS award:
▪Each 2020 PBRS award was based on a three-year performance period, divided into three equal portions for each of the fiscal years 2020, 2021 and 2022. The Board determined the portion of the 2020 PBRS awards related to the 2020 performance year would vest at 0.0% (1/3rd of the granted shares) and the portion related to the 2021 performance year would be converted to a time-based award (1/3rd of the granted shares). On January 19, 2022, the Board determined that the portion related to the 2022 performance year would also be converted to a time-based award (1/3 of the granted shares). Subject to the employee’s continued employment with the Company, the modified 2020 PBRS awards will vest on the original vesting date of February 27, 2023.
▪Long-Term Equity Incentive - 2021 PBRSU - The Board decided in early 2021 to divide each employee’s 2021 performance based restricted stock unit (“PBRSU”) grant with a three-year performance period into three equal portions for each of the fiscal years 2021, 2022 and 2023. The Board determined the portion of the 2021 PBRSU awards related to the 2021 performance year would be converted to a time-based award (1/3rd of the granted shares). On January 19, 2022, the Board determined that the portion related to the 2022 performance year would also be converted to a time-based award (1/3 of the granted shares). Subject to the employee’s continued employment with the Company, the restricted stock unit awards related to the 2021 and 2022 performance years will vest on the original vesting date of February 26, 2024. The performance targets for the 2023 performance year will be set in January 2023.
•Retention Awards - Restricted Stock Units. The Board and Compensation Committee determined that it was appropriate and necessary to grant retention awards in the form of restricted stock unit grants to each of the Company’s NEOs and 95 other key employees, in order to incentivize and retain this specified talent, recognize the achievements outlined above during this unprecedented time and continue to position the Company for success following the COVID-19 pandemic. For awards granted on February 28, 2021, the Board approved one-time grants of restricted stock units to these certain employees which will vest differently based on the title of the recipient. For all participants at the vice president level or above, including our NEOs, the restricted stock units will vest in two tranches over a two-year period with the first tranche vesting on February 28, 2022. For all participants below the vice president level, the restricted stock units vested in two equal tranches on June 20, 2021 and December 20, 2021 (“2021 Retention RSUs”).
Elements of 2021 Compensation Program. Our Compensation Committee believes that the Company’s compensation policies and procedures are aligned with the short-term and long-term interests of our stockholders and are designed to attract, motivate, reward and retain superior talent who are critical to our long-term growth and profitability. The 2021 Compensation Program consists of the following pay elements:

Base Salary	+	Annual Cash Incentive	+	Performance -Based Restricted Stock Units (“PBRSU”)	+	Time-Based Restricted Stock Units (“TBRSU”)	=	Total Direct Compensation
The designs for the Annual Cash Incentive Plan and Long-Term Incentive Plan were generally maintained from the 2020 Compensation Program, based on our Compensation Committee’s assessment that the compensation program continued to align with the Company’s business and compensation objectives. Upon approval and adoption of the 2020 Omnibus Incentive Plan in April 2020, the Company began awarding restricted stock units instead of restricted stock. The 2021
Compensation Program for the CEO, Thomas F. Lesinski and the CFO, Ronnie Y. Ng, also included stock options described further within “Fiscal 2021 Incentive Plan Payments” below.
Pay Mix. We believe the mix of annual and long-term incentives and the mix of cash and equity awards are balanced, emphasize Company performance and do not motivate imprudent risk-taking. The following charts present the elements of compensation as a percentage of total target direct compensation for fiscal year 2021, computed using the annual base salary, target annual cash incentive (assuming 100% achievement) and grant date fair value of PBRSUs, TBRSUs and stock options, as applicable. The first chart presents the compensation elements for our CEO, Thomas F. Lesinski. The NEOs included in the second chart are Messrs. Marks, Ng, and Felenstein and Ms. Hilty.
Fiscal Year 2021 Target Compensation Mix
Chief Executive Officer (a)
(a)Approximately 74% of Mr. Lesinski's target compensation is variable, which represents the performance-based elements, TBRSUs and stock options. Mr. Lesinski received time-based RSUs and stock options in 2021 due to the uncertainty at the grant date surrounding the Company's future performance resulting from the impact of the COVID-19 pandemic on our operations and the resulting inability to set performance-based targets.

Other NEOs (b)

(b)Approximately 65% of their target compensation is variable, which represents the performance-based elements, TBRSUs and stock options.
Pay-for-Performance Alignment. Our Compensation Committee and Board believes that having a large percentage of executive officers’ pay as performance-based compensation ensures that their interests are aligned with those of our stockholders. Consistent with our compensation program design, our compensation program results for the 2021 fiscal year were aligned with the Company’s financial results. The Board at the recommendation of the Compensation Committee used its discretion to award a bonus based on the Company’s actual performance compared to our established internal targets, as described in greater detail in “Fiscal 2021 Incentive Plan Payments,” and the performance-based restricted stock granted on February 19, 2019 (“2019 PBRS”) to remove the impact of the COVID-19 pandemic which was considered outside of management's control. Following the modification, the 2019 PBRS award paid out below target (58.7%) and based upon the Company's average historical performance outside of the COVID-19 impacted period, as described in greater detail in “Long-Term Incentives.”

Total realized pay for the Company's CEO averaged 49% of target during the time he has served as CEO of the Company (the second half of 2019 through 2021). The year-by-year breakdown was 60% of target in 2019, 49% of target in 2020 and 39% of target in 2021.
Executive Compensation Practices. The Compensation Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

What We Do		What We Don't Do
☑	Pay for performance by structuring a significant percentage of target annual compensation in the form of variable, at-risk compensation	☒	We do not provide excise tax gross-ups
☑	Generally utilize pre-established performance goals that are aligned with creation of stockholder value	☒	We do not pay dividends on any unvested equity awards. Dividend equivalents are only payable on such awards to the extent the awards ultimately vest and are earned.
☑	Market comparison of executive compensation against a relevant peer group	☒	We do not allow repricing of underwater stock options without stockholder approval
☑	Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company	☒	We do not allow hedging of our securities
☑	Double-trigger vesting for equity awards in the event of a change in control	☒	We do not allow pledging of our securities
☑	Established stock ownership guidelines
☑	Clawback policy
☑	Mitigate undue risk
☑	Annual say-on-pay vote
Detailed Discussion & Analysis
Compensation Philosophy
The primary goals of our Compensation Committee with respect to executive compensation are to:
•review the competitiveness of executive cash compensation and equity grant levels compared to a select peer group of companies, using this as a reference point for setting compensation;
•provide shorter-term cash incentives primarily for achieving specified annual performance objectives;
•provide a mix of long-term equity incentives that are performance- and time-based to promote stock price growth, retention and ownership through achievement of long-term financial performance goals; and
•establish and monitor appropriate pay and performance relationships.
To achieve these goals, we intend to maintain a compensation structure that provides rewards for high performance and value creation for our stockholders.
Role of Compensation Consultant and CEO in Determining Executive Compensation
In early 2021, our CEO had substantial input in the determination of executive compensation other than his own and made recommendations for the compensation of all of the other NEOs that were ultimately approved by our Compensation Committee and Board in January and February of 2021. Our CEO’s compensation was determined and approved by our Board at the recommendation of the Compensation Committee. Our CEO was not involved in the voting or deliberations by our Compensation Committee or our Board regarding his compensation.
In 2021, our Compensation Committee engaged FW Cook, a nationally recognized consulting firm, to serve as an independent consultant on executive compensation matters. FW Cook assessed the competitiveness of pay for the executive officers and provided independent advice and recommendations to our Compensation Committee regarding executive compensation. Our Compensation Committee determined that FW Cook is independent from the Company.
As part of its review, FW Cook considered base salary, annual cash incentive, total cash compensation (combined salary and annual cash incentive), long-term incentives, and total direct compensation. FW Cook reviewed and recommended a peer group for pay comparison for our executive officers comprised of companies that are publicly and domestically traded, of comparable size to NCM, Inc., and in relevant industries. Our Compensation Committee reviewed and approved the peer group.
Our Compensation Committee believes that peer group comparisons are useful to measure the competitiveness of our compensation practices and uses the information provided by the compensation consultant as an input to its decision making.
While we generally target the 50th percentile, on average, target compensation for specific executives may be set above or below this target reference point in consideration of other factors including individual performance relative to other executives, readiness for promotion to a higher level and role within our leadership succession process, the importance of the position to the Company and degree of retention risk. Because factors such as performance and retention, as well as size and complexity of the job role, are considered when compensation decisions are made, the cash and total compensation for an individual NEO may be higher or lower than the target reference point of the relevant benchmark group.
The following companies were selected for our peer group based upon their related industries and comparable size and were used in our competitive analysis for fiscal 2021 decisions.

Audacy (formerly Entercom)	OutFront Media Inc.
Entravision Communications Corporation	The E.W. Scripps Company
IMAX Corp.	The Marcus Corporation
Lee Enterprises, Incorporated	Townsquare Media, Inc.
Lamar Advertising	Urban One, Inc. (formerly Radio One)
MSG Networks Inc.	World Wrestling Entertainment, Inc.
As a result of our Compensation Committee’s assessment of the group relative to industry and size criteria, no changes were made to the peer group from prior year, except Tivo Corporation, which was removed due to its acquisition.
2021 Compensation
Provided below is a summary of the key elements of our 2021 compensation program for the NEOs.

Component	Description	Purpose
Base Salary	Fixed cash component	Reward for level of responsibility, experience and sustained individual performance
Annual Cash Incentive	Cash performance bonus based on achievement of pre-determined performance goals	Reward team achievement against specific objective financial goals
Long-Term Incentives	Equity grants in 2021 consisted of: •Performance-based restricted stock units •Alternate performance-based restricted stock units •Time-based restricted stock units •Stock option awards (CEO and CFO only)	Reward for the creation of stockholder value, align the interests of employees and shareholders, and retain executives for the long-term
Other Compensation	A matching contribution to our defined contribution 401(k) plan and various health, life and disability insurance plans and other customary employee benefits. The matching contribution program was temporarily suspended beginning in April 2020 in response to cash preservation measures implemented in response to the impact of the COVID-19 pandemic and remained suspended throughout 2021.	Provide an appropriate level of employee benefit plans and programs
Potential Payments Upon Termination or Change in Control	Contingent in nature. Amounts are payable only if employment is terminated as specified under each employment agreement. Change of control payments require both a change of control and a separation from service. No excise tax gross-ups are provided.	Provide an appropriate level of payment in the event of a change in control or termination
Other Policies	Stock Ownership Guideline policy Clawback policy Insider trading policy, which includes anti-hedging and anti-pledging policies	Enhance alignment with stockholder interests

Specific compensation decisions made in 2021 are described below.
Base Salary. Base salaries for our executives were established based on the scope of their role and responsibilities, taking into account the experience and seniority of the individual, individual performance, peer salary levels, and other primarily subjective factors deemed relevant by our Compensation Committee.
Base salaries are reviewed annually by our Compensation Committee and our Board and may be adjusted from time to time pursuant to such review and/or in accordance with guidelines contained in the various employment agreements. We believe the 2021 base salaries are within a market competitive range compared to our peer group.
The base salaries of our NEOs in 2021 compared to 2020 as of the end of the fiscal year were as follows.

Name	2020 Base Salary (1)	2021 Base Salary (2)		Percentage Change
Thomas F. Lesinski	$750,000	$772,500		3%
Ronnie Y. Ng	$—	$450,000		N/A
Scott D. Felenstein	$530,714	$650,000	(3)%	22.5%
Clifford E. Marks	$911,232	$911,232		—%
Sarah Kinnick Hilty	$400,000	$412,000		3%

(1)The base salaries listed above reflect the base salaries prior to the 20% reduction due to the COVID-19 pandemic.
(2)The NEO's base salaries were increased from the 2020 levels effective in April 2021. As such, the base salary for the year is reflective of the annual increase that occurred in April 2021.
(3)Reflects Mr. Felenstein salary following his promotion in July 2021 to President - Sales, Marketing & Partnerships. Prior to his promotion, his salary was increased from his 2020 base salary to $546,636 in April 2021.
Annual Cash Incentive. Annual cash incentives are intended to compensate executives for achieving financial goals that support our annual operational and strategic goals.
The target percentages for our NEOs were established based on the responsibility, experience and seniority of the individual. We believe our annual cash incentives, in combination with base salaries, deliver competitive total cash compensation. In addition, we believe rewarding our executives for achievement of our financial goals is consistent with the practice of aligning their interests with those of our stockholders. Payments of annual cash incentives are objectively calculated for each NEO based on the achievement of specific financial targets. The process for setting the financial targets for 2021 was consistent with previous years as part of the annual budget review and approval. For 2021, the annual cash incentive was based on Adjusted Advertising Revenue targets. These performance measures are non-GAAP measures and are specifically defined in the “Performance Measures Used in Incentive Plans for Fiscal 2021” section below.
Our annual cash incentive is paid in the first quarter following the completion of a given fiscal year. Payments are subject to review and approval by our Compensation Committee in conjunction with the issuance of our annual audit report.
The annual cash incentive potential which is based on Adjusted Advertising Revenue ( as defined in “Performance Measures Used in Incentive Plans for Fiscal 2021” below) was set to be achieved as follows. Straight line interpolation is applied to performance between the levels shown and the actual payouts are described in “Fiscal 2021 Incentive Plan Payments” section below.

Adjusted Advertising Revenue - % of Target	% of Target Bonus
70%	70%
80%	80%
90%	90%
100%	100%
Actual fiscal year 2021 performance results were as follows:

Fiscal 2021 Performance Measures (1)
Achievement relative to target
Adjusted Advertising Revenue	53.7% of targeted Adjusted Advertising Revenue

(1)Adjusted Advertising Revenue is a non-GAAP measure. See “Performance Measures Used in Incentive Plans for Fiscal 2021” below for the definition of Adjusted Advertising Revenue.
Fiscal 2021 Incentive Plan Payments
Given the magnitude of the continued disruption to our business, we did not achieve the performance threshold necessary to achieve a payout based upon the payout scale approved in February 2021. The following table provides details of the “Non-Equity Incentive Plan Compensation” column of the Fiscal 2021 Summary Compensation Table for Messrs. Lesinski, Ng, Marks and Felenstein and Ms. Hilty. To reflect the achievements accomplished during the year ended December 30, 2021 as outlined above, the Compensation Committee used its discretion to award a bonus based on the Company’s actual performance compared to our established internal targets.

	Annual Cash Incentive
			Adjusted Advertising Revenue	Total
Name	Target Award as a % of Salary (1)		Actual Achievement as a % of Target	Actual Award as a % of Target (2)	Total Award Amount
Thomas F. Lesinski	100.0%		53.7%	—%	$0
Ronnie Y. Ng	75.0%		53.7%	—%	$0
Scott D. Felenstein	80.0%		53.7%	—%	$0
Clifford E. Marks	100.0%		53.7%	—%	$0
Sarah Kinnick Hilty	75.0%	(3)	—%	—%	$0

(1)Percentage of base salary determined at the end of our 2021 fiscal year (December 30, 2021).
(2)In February 2022, the Compensation Committee used its discretion to award a bonus based upon actual company performance to account for the continued impact of COVID-19 on the Company’s 2021 performance. See the “Bonus” column of the Fiscal 2021 Summary Compensation Table and accompanying disclosure for information concerning the bonus payments.
(3)Ms. Hilty departed the Company during 2021 and was not entitled to a cash incentive payment.
Long-Term Incentives (LTI). We believe that creating long-term value for our stockholders is achieved, in part, by aligning the interests of our executive officers with those of our stockholders. We have granted awards under our stockholder approved equity incentive plans, the National CineMedia, Inc. 2007 Equity Incentive Plan as amended and restated, the National CineMedia, Inc. 2016 Equity Incentive Plan and the National CineMedia, Inc. 2020 Omnibus Incentive Plan which together we refer to as the “Equity Incentive Plan.”
All grants under the Equity Incentive Plan to our named executive officers are approved by our Board at the recommendation of our Compensation Committee generally at one of the first meetings of the fiscal year, although grants could be made at any time at the discretion of our Board, generally related to promotions or other merit-related reasons.
For 2021, the Board at the recommendation of the Compensation Committee decided to continue to grant the following LTI vehicles:

•PBRSUs: Aligns executives with the long-term financial goals of the Company. The target for the portion of the 2021 PBRSU grants related to the 2023 performance year will not be determined until January 2023. The portion of the 2021 PBRSUs related to the 2021 and 2022 performance years have been converted to time based awards, as described above, to vest in February 2024 and are referred to as Alternate PBRSUs.

•TBRSU and RSUs: Promotes retention objectives, stock ownership in the Company, and an alignment of the executives’ interests with stockholders’ interests. TBRSUs and RSUs vest ratably over a three-year period with the exception of the 2021 Retention RSUs which vest ratably over a two-year period or one-year period.

•Stock Options: Promotes retention objectives, stock ownership in the Company, and an alignment of the executives’ interests with stockholders’ interests. Stock options vest ratably over a three-year period, The Company has only granted stock options to its CEO and CFO and granted Mr. Lesinski premium-priced stock options as part of his initial stock grant.

On January 20, 2021, the Board approved PBRSUs and TBRSUs to Messrs. Marks and Felenstein and Ms. Hilty, on August 4, 2021, the Board approved TBRSUs to Mr. Lesinski and on September 27, 2021, our Board approved PBRSUs and TBRSUs to Mr. Ng as follows:

	2021 Restricted Stock and Restricted Stock Units (RSU) Awards (1)
	PBRSUs (2)		TBRSUs (2)		Alternate PBRSUs (2)		Total
Name	Target Grant Date Fair Value of Shares (3)	Target Number of Shares Granted (3)	Grant Date Fair Value of Shares	Number of Shares Granted (4)	Grant Date Fair Value of RSUs (3)	Number of RSUs Granted (3)	Total Grant Date Fair Value	Total Number of Target Shares Granted
Thomas F. Lesinski	$—	—	$750,000	242,718	$—	—	$750,000	242,718
Ronnie Y. Ng	$84,865	22,333	$84,444	22,222	41,800	11,000	$211,109	55,555
Scott D. Felenstein	$227,467	61,147	$227,463	61,146	113,732	30,573	$568,662	152,866
Clifford E. Marks	$277,758	74,666	$277,758	74,666	138,879	37,333	$694,395	186,665
Sarah Kinnick Hilty	$117,176	31,499	$117,180	31,500	58,590	15,750	$292,946	78,749

(1)The PBRSUs, TBRSUs and Alternate PBRSUs include the right to receive dividend equivalents, subject to vesting.
(2)Messrs. Ng, Felenstein and Marks and Ms. Hilty received 60% PBRSUs and 40% TBRSUs due to their positions at the time of grant as a NEO. Mr. Lesinski received 100% TBRSUs due to the inability to set reliable targets as of the grant date due to the continued uncertainty surrounding the impact of the COVID-19 pandemic on the Company’s performance and in consideration of the 25% of his total equity award that was in the form of stock options.
(3)On March 2, 2021, the Board divided each employee’s 2021 PBRSUs grant with a three-year performance period into three equal portions, one for each of the fiscal years 2021, 2022 and 2023. The Board determined the portion of the 2021 awards related to the 2021 performance year would be converted to time-based as shown within the ‘Alternate PBRSUs’ column. On January 19, 2022 the Board determined that the portion of the 2021 awards related to the 2022 performance year would be converted to time-based. A target will be set at a later date for the portion related to the 2023 performance year when performance goals for the Company can be more reliably determined. See “Impact of COVID-19 on the Company's 2021 Compensation Program” for more information. The table reflects the target number of shares that will vest if the determined metric equals 100% of the target. Each performance year of the PBRSUs vest in February 2024.
(4)Vest ratably over a three-year period.
2021 Milestone RSUs. The Board, at the recommendation of the Compensation Committee, approved TBRSUs to Ms. Hilty, as part of her new role as Executive Vice President General Counsel on January 1,2021, approved TBRSUs to Mr. Marks on January 20, 2021 and approved PBRSUs, TBRSUs and Alternate PBRSUs to Mr. Felenstein upon his promotion to President - Sales, Marketing & Partnerships on July 2, 2021. The awards granted are as follows:

	2021 Milestone Restricted Stock Units (RSU) Awards (1)
	PBRSUs (2)		TBRSUs			Alternate PBRSUs (2)		Total
Name	Target Grant Date Fair Value of Shares (2)	Target Number of Shares Granted (2)	Grant Date Fair Value of Shares	Number of Shares Granted		Grant Date Fair Value of RSUs (2)	Number of RSUs Granted (2)	Total Grant Date Fair Value	Total Number of Target Shares Granted
Scott D. Felenstein	$12,533	2,532	$12,469	2,519	(3)	$6,173	1,247	$31,175	6,298
Clifford E. Marks	$—	—	$91,121	24,495	(4)	$—	—	$91,121	24,495
Sarah Kinnick Hilty	$—	—	$24,998	6,720	(4)	$—	—	$24,998	6,720

(1)The PBRSUs, TBRSUs and Alternate PBRSUs include the right to receive dividend equivalents, subject to vesting.
(2)On March 2, 2021, the Board divided each employee’s 2021 PBRS grant with a three-year performance period into three equal portions, one for each of the fiscal years 2021, 2022 and 2023. The Board determined the portion of the 2021 awards related to the 2021 performance year would be converted to time-based as shown within the ‘Alternate PBRSUs’ column. On January 19, 2022 the Board determined that the portion of the 2021 awards related to the 2022 performance year would be converted to time-based. A target will be set at a later date for the portion related to the 2023 performance year when performance goals for the Company can be more reliably determined. See “Impact of COVID-19 on the Company's 2021 Compensation Program” for more information. The table reflects the target number of shares that will vest if the determined metric equals 100% of the target. Each performance year of the PBRSUs vest in February 2024.
(3)Vest ratably over a three-year period.
(4)Vest one year from the grant date.
2021 Retention RSUs. On February 28, 2021, the Board approved time-based RSUs to Messrs. Lesinski and Felenstein and Ms. Hilty as part of the 2021 Retention RSUs as discussed within the “Impact of COVID-19 on the Company’s 2021 Compensation Program” section above. The awards are as follows:

	2021 Retention RSU Awards (1)
Name	Grant Date Fair Value of RSUs	Number of RSUs Granted (2)
Thomas F. Lesinski	$374,999	79,449
Scott D. Felenstein	$149,997	31,779
Sarah Kinnick Hilty	$149,997	31,779

(1)The 2021 Retention RSUs include the right to receive dividend equivalents, subject to vesting.
(2)Vest annually over a two-year period.

    Stock Options. In addition, the Board granted stock options to Messrs. Lesinski and Ng as part of their 2021 annual awards. On August 4, 2021 and September 27, 2021, the Board approved stock options to Messrs. Lesinski and Ng, respectively, as follows:

	2021 Stock Option Awards
Name	Grant Date Fair Value of Options	Number of Options Granted (1)	Exercise Price	Closing Stock Price on Date of Grant
Thomas F. Lesinski	$250,000	219,987	$3.09	$3.09
Ronnie Y. Ng	$150,000	106,097	$3.80	$3.80

(1)Vest ratably over a three-year period.

Results for Performance-Based Restricted Stock with Measurement Periods Ended December 30, 2021. The 2019 PBRS were scheduled to vest based upon achievement of the actual cumulative “Free Cash Flow” targets at the end of the three-year measurement period ending December 30, 2021. The 2019 PBRS award was originally based on achievement of the Free Cash Flow target. Based on the Company's performance as of December 30, 2021, the 2019 PBRS awards achieved a payout of 0% based on target achievement against the 2019 three-year Cumulative Free Cash Flow. Following the modification of the 2019 PBRS award by the Board on March 2, 2021, the target for Free Cash Flow was adjusted to vest at the Company’s approximate average achievement percentage on its 2019 PBRS awards over the previous 10 years, or 58.7% of target.
Following this modification, the 2019 PBRS award vested as shown below.

Performance Measure	Adjusted Achievement Relative to Target	Vesting %
2019 PBRS cumulative Free Cash Flow	58.7%	58.7%

“Free Cash Flow” is a non-GAAP measure. See “Performance Measures Used in Incentive Plans for Fiscal 2021” below for the definition of Free Cash Flow. On all PBRS, dividends accrue and are paid upon vesting for those shares earned. In the event that shares are not earned, accrued dividends on those shares are not paid.
The following table shows the number of shares vested for our NEOs for the 2019 PBRS.

Name	Number of Shares Awarded on February 19, 2019	Total Vesting on February 28, 2022
Thomas F. Lesinski	53,964	31,676
Scott D. Felenstein	36,000	21,132
Clifford E. Marks	93,000	54,591
Stockholder Say-on-Pay Vote
In establishing and recommending 2021 compensation for the Company’s NEOs, our Compensation Committee considered the results of the say-on-pay vote at the 2021 Annual Meeting of Stockholders. At that meeting, our stockholders approved our executive compensation for the 2021 fiscal year. Our Board of Directors recognizes that executive compensation is an important matter of stockholder concern and takes stockholder views into account through the say-on-pay vote when reviewing the compensation program throughout the year. Our Compensation Committee considered the results of the advisory approval and as such, generally maintained the overall composition of executive compensation for the 2021 fiscal year.
Other Compensation. Our employees, including our NEOs, participate in various employee benefits. These benefits include the following: medical and dental insurance; flexible spending accounts for healthcare; life, accidental death and dismemberment and disability insurance; employee assistance programs (confidential counseling); a 401(k) plan; and paid time off. As discussed above the matching contribution program for our 401(k) plan was temporarily suspended beginning in April of 2020 in response to cash preservation measures implemented in response to the impact of the COVID-19 pandemic and the suspension continued throughout 2021.
None of our NEOs participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us or in non-qualified defined contribution plans or other deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if our Compensation Committee determines that doing so is in our best interests.
Potential Payments upon Termination or Change in Control. Upon certain types of terminations of employment, payments may be made to our executive officers in accordance with their respective employment agreements. These events and potential amounts are further described below under the heading “Potential Payments Upon Termination or Change in Control.”
Performance Measures Used in Incentive Plans for Fiscal 2021. When setting performance goals under the Company’s incentive plans, our Compensation Committee considers the Company’s past performance, business outlook and other corporate financial measures. Target performance levels are intended to be challenging but achievable. Goals above target are stretch goals and will require an increasingly challenging level of performance in order to be achieved.
    Presented below are definitions of performance measures used in our incentive plans. Our Compensation Committee may apply pre-determined adjustments to the definitions of the financial performance criteria under the plans.
Adjusted OIBDA for Compensation Purposes
Adjusted OIBDA for Compensation Purposes used to measure achievement against performance bonus targets is a non-GAAP financial measure that differs from Adjusted OIBDA as defined in our Form 10-K. Adjusted OIBDA is a key metric used by management to measure the Company’s operating performance. Adjusted OIBDA represents operating income plus depreciation and amortization expense adjusted to also exclude amortization of intangibles recorded for network theater screen leases, non-cash share-based compensation costs, impairment of long-lived assets and Chief Executive Officer transition costs. Adjusted OIBDA for Compensation Purposes subtracts out the revenue from advertising by NCM LLC’s founding members’ beverage supplier and barter revenue, net of barter expense, and adds back impairment charges related to investments obtained in prior years in exchange for advertising services and the change in the make-good liability during the performance period. While Adjusted OIBDA for Compensation Purposes is a measure used to calculate our Executive Performance Bonus awards, this non-GAAP measure should not be considered in isolation of, or as a substitute for, measures of our financial performance as determined in accordance with GAAP, such as operating income. Adjusted OIBDA for Compensation Purposes has material limitations as a performance measure because it excludes items that are necessary elements of our costs and operations. Because other companies may calculate Adjusted OIBDA for Compensation Purposes differently than we do, this measure may not be comparable to similarly titled measures reported by other companies.
Adjusted Advertising Revenue
Adjusted Advertising Revenue used to determine achievement against performance bonus targets is a non-GAAP financial measure. Adjusted Advertising Revenue represents reported advertising revenue less founding member circuit beverage revenue and zero margin barter revenue. This non-GAAP measure should not be considered in isolation of, or as a substitute for, measures of our financial performance as determined in accordance with GAAP, such as advertising revenue. In January 2021, our Compensation Committee added an allowable adjustment to the Adjusted Advertising Revenue definition to allow the Compensation Committee to adjust the Company’s annual cash incentive award for certain impacts of the COVID-19 pandemic on the Company’s performance.
Free Cash Flow
Free Cash Flow is a non-GAAP measure used by management to measure the Company’s operating cash flow in determining whether PBRSU targets have been achieved. Free Cash Flow represents Adjusted OIBDA for Compensation Purposes, described above, less capital expenditures.

Other Policies
Adoption of Share Ownership Guidelines
The Company has established the following share ownership guidelines for its executive officers and directors:

Position	Minimum Share Ownership Level
Chief Executive Officer and Director	Lesser of three times base salary or 140,000 shares
President and Executive Vice Presidents	Lesser of base salary or 20,000 shares
Non-Employee Directors	Lesser of three times annual Board cash retainer or 8,000 shares
Each individual is expected to attain the minimum ownership level within five years of the effective date of the policy, or the individual’s date of appointment, if later. If the minimum ownership level is not attained within the required timeframe, holding restrictions will apply. Upon vesting of equity awards, 50% of the individual’s shares that become vested will be subject to holding restrictions until the minimum ownership level is attained. Ownership levels are determined based on Company common stock owned by each individual, including shares of unvested timed-based restricted stock and in-the-money vested stock options. As of March 7, 2022, all executive officers and directors meeting the tenure requirement were in compliance with the share ownership guidelines.
Anti-Hedging Policy
The Company’s insider trading policy includes provisions that prohibit all employees and directors from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in market value of Company stock.
Anti-Pledging Policy
The Company’s insider trading policy includes provisions that prohibit all employees and directors from keeping Company stock in a margin account or using Company stock as collateral for a loan. To our knowledge, none of our officers or directors has pledged any of his or her shares in violation of Company policy. To our knowledge, none of our officers or directors has taken any action in violation of this Company policy.
Clawback Policy
We have adopted a “clawback” policy addressing the adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. This policy, also known as a “clawback” policy, applies to all of our executive officers, including the NEOs. Under the policy, we may recover any cash or equity incentive compensation paid to an executive officer of the Company in the event of a material negative accounting restatement of our financial statements due to material noncompliance by the Company with any financial reporting requirement under the securities laws. If our Board of Directors determines that any current or former executive officer has engaged in fraud or intentional misconduct that caused the error that, directly or indirectly, resulted in the financial restatement, our Board of Directors may require reimbursement or forfeiture of any annual or long-term cash bonus or any equity compensation award earned with respect to the period covered by the restatement by such executive officer.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” included elsewhere in this report with management and, based on such review and discussions, the Compensation Committee recommended that the Board of Directors include such disclosure for the fiscal year ended December 30, 2021 in NCM, Inc.’s Annual Report on Form 10-K and proxy statement filed with the SEC.

Compensation Committee of National CineMedia, Inc.
Donna Reisman, Chair
David E. Glazek
Lawrence A. Goodman
Kurt C. Hall
Mark B. Segall

EXECUTIVE COMPENSATION TABLES
FISCAL 2021 SUMMARY COMPENSATION TABLE
The following table shows the amount of compensation earned by our NEOs during the years indicated. For additional information regarding the material terms of each NEOs’ employment agreement, see “Employment Agreements” and “Potential Payments Upon Termination or Change in Control” below.

Name and Principal Position	Year	Salary (1)		Bonus (2)		Stock Awards (3)			Option Awards		Non-Equity Incentive Plan Compensation		All Other Compensation (4)		Total
Thomas F. Lesinski Chief Executive Officer	2021 2020	$ $	759,808 643,263	$ $	524,080 10,000	$ $	1,125,000 862,499		$ $	250,000 250,000	$ $	— —	$ $	7,158 14,311	$ $	2,666,046 1,780,073
Ronnie Y. Ng Chief Financial Officer	2021 2020		$102,115 N/A		$48,098 N/A		$211,109 N/A	$		$150,000 N/A	$	— N/A		$10,340 N/A		$521,662 N/A
Scott D. Felenstein President	2021 2020	$ $	585,361 454,538	$ $	334,803 10,000	$ $	749,834 690,931		$ $	— —	$ $	— —	$ $	2,749 11,505	$ $	1,672,747 1,166,974
Clifford E. Marks President (Former)	2021 2020	$ $	462,626 780,702	$ $	68,342 10,000	$ $	785,515 1,018,473		$ $	— —	$ $	— —	$ $	3,079 13,193	$ $	1,319,562 1,822,368
Sarah Kinnick Hilty Executive VP General Counsel (Former)	2021 2020	$ $	235,500 341,178	$ $	— 192,829	$ $	467,941 374,924		$ $	— —	$ $	— —	$ $	803 4,232	$ $	704,244 913,163

(1)The amounts represent the prorated total salaries paid to the NEO's inclusive of the annual merit increase in April 2021, promotional increases, start dates and departure dates, as applicable.
(2)These bonus amounts include (i) a discretionary bonus paid out in two tranches during 2021 representing the amount of lost wages caused by the 20% wage reduction in 2020 due to the COVID-19 pandemic to Messrs. Lesinski, Felenstein and Marks and (ii) amounts related to the bonus in lieu of the annual cash incentive award approved by the Compensation Committee in recognition of the Company’s efforts in response to the COVID-19 pandemic in 2021 and based upon the Company’s actual performance as compared to the performance targets to Messrs. Lesinski, Ng and Felenstein.
(3)The amounts represent the aggregate grant date fair value of the target level of stock awards computed in accordance with ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of these awards, please see Note 11 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 30, 2021, filed on March 3, 2022. Certain of the stock awards granted in 2021 and 2020 are scheduled to vest based upon the achievement of performance conditions relating to cumulative “Free Cash Flow” at the end of the three-year measuring period. The amounts for these awards are presented based on 100% of the fair market value on the date of grant. Actual results could materially differ from this estimate. Stock awards are further discussed in the “Long-Term Incentives” section of our CD&A. The table below includes the maximum amounts payable for awards granted during fiscal 2021 assuming the highest level of performance is achieved:

Stock Awards
Name	Grant Date	Maximum Number of Shares Scheduled to Vest	Maximum Grant Date Fair Value (a)
Thomas F. Lesinski	2/28/2021	79,449	$375,000
Thomas F. Lesinski	8/4/2021	242,718	$750,000
Ronnie Y. Ng	9/27/2021	55,555	$211,109
Scott D. Felenstein	1/20/2021	152,866	$568,662
Scott D. Felenstein	2/28/2021	31,779	$149,997
Scott D. Felenstein	7/2/2021	6,298	$31,175
Clifford E. Marks	1/20/2021	211,160	$785,515
Sarah Kinnick Hilty	1/1/2021	6,720	$24,998
Sarah Kinnick Hilty	1/20/2021	78,749	$292,946
Sarah Kinnick Hilty	2/28/2021	31,779	$149,997

(a)The amount is based on the maximum number of shares as of the grant date subject to the award assuming the highest level of performance is achieved (100% for 2021 grants) for the PBRSU grants. The time-based restricted stock grants are included at 100%. The amounts for these awards are presented based upon the fair market value on the date of grant.
(4)The following table provides details about each component of the “All Other Compensation” column from the Fiscal 2021 Summary Compensation Table above for fiscal 2021.

Name	Year	401(k) Employer Contribution (a)	Term Life Insurance (b)	Disability Insurance (c)	Misc. (d)	Total All Other Compensation
Thomas F. Lesinski	2021	$—	$5,118	$720	$1,320	$7,158
Ronnie Y. Ng	2021	$—	$74	$120	$10,146	$10,340
Scott D. Felenstein	2021	$—	$1,369	$720	$660	$2,749
Clifford E. Marks	2021	$—	$2,689	$390	$—	$3,079
Sarah Kinnick Hilty	2021	$—	$443	$360	$—	$803

(a)Represents matching contributions made pursuant to NCM LLC’s defined contribution 401(k) plan. Eligible employees, including the NEOs, are eligible for a discretionary contribution under the 401(k) plan on base pay up to IRS limits. Note that the 401(k) match has been suspended since April 2020.
(b)Represents imputed income for term life insurance coverage.
(c)Represents imputed income for long-term and short-term disability insurance coverage.
(d)Represents taxable fringe benefits, moving expenses and legal expenses for Messrs. Lesinski, Ng and Felenstein.

FISCAL 2021 GRANTS OF PLAN-BASED AWARDS
The following table shows the awards granted to our NEOs for our 2021 fiscal year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock(#)	All Other Option Awards: Number of Securities Under-lying Options (3)	Exercise of Base Price of Option Awards		Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas F. Lesinski	N/A 2/28/2021 8/4/2021	525,000 — —	750,000 — —	750,000 — —	— — —	— — —	— — —	— 79,449 242,718	— — 219,987	$	— — 3.09	$ $ $	— 374,999 1,000,000
Ronnie Y. Ng	N/A 9/27/2021	68,610 —	98,014 —	98,014 —	— 11,166	— 22,333	— 22,333	— 33,222	— 106,097	$	— 3.80	$ $	— 361,109
Scott D. Felenstein	N/A 1/20/2021 2/28/2021 7/2/2021	337,277 — — —	481,824 — — —	481,824 — — —	— 30,574 — 1,266	— 61,147 — 2,532	— 61,147 — 2,532	— 91,719 33,000 3,766	— — — —		— — — —	$ $ $ $	— 568,662 149,997 31,175
Clifford E. Marks	N/A 1/20/2021	637,792 —	911,132 —	911,132 —	— 37,333	— 74,666	— 74,666	— 135,494	— —		— —	$ $	— 785,515
Sarah Kinnick Hilty	N/A 1/1/2021 1/20/2021 2/28/2021	223,125 — — —	318,750 — — —	318,750 — — —	— — 10,525 —	— — 31,499 —	— — 31,499 —	— 6,720 47,250 31,779	— — — —		— — — —	$ $ $ $	— 24,998 234,356 149,997

(1)Amounts represent potential cash bonus amounts if targets are achieved for 2021 performance for each NEO. See “Non-Equity Incentive Plan Compensation” in our Summary Compensation Table for amounts paid.
(2)Represents PBRSU grants made in 2021 under the Equity Incentive Plan. The restricted stock awards provide that the award will accrue dividends payable subject to vesting. For additional information regarding equity awards see “Long-Term Incentives” in the CD&A and “Equity Incentive Plan Information.”
(3)Represents stock option grants made in 2021 under the Equity Incentive Plan. For additional information regarding equity awards see “Long-Term Incentives” in the CD&A and “Equity Incentive Plan Information.”
(4)Grant date fair value of stock awards was calculated in accordance with GAAP. Some of the 2021 restricted stock awards are scheduled to vest based upon adjusted achievement of a target to be determined in January 2023 and are presented in the table based on target amounts. Refer to footnote (4) to our Summary Compensation Table for the maximum value of shares that could be earned.
Non-Equity Incentive Plan Awards
No cash incentive payments were made under the 2021 Incentive Plan. Additional information about these awards is included in our CD&A, “Annual Cash Incentive.”
Equity Incentive Plan Awards
During fiscal 2021, each of our active NEOs received awards under our Equity Incentive Plan. Additional information about the awards is included in our CD&A, “Long-Term Incentives.”

OUTSTANDING EQUITY AWARDS AT DECEMBER 30, 2021

	Stock Option Awards					Restricted Stock Awards and RSUs
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date (1)	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested (2)	Equity Incentive Plan Award: Number of Unearned Shares That Have Not Vested (3)	Equity Incentive Plan Award: Market or Payout Value of Unearned Shares That Have Not Vested (2)
Thomas F. Lesinski	166,868	333,738	(4)	$2.71	7/29/2030	184,502	(8)	$507,381	—	$—
	—	219,987	(5)	$3.09	8/4/2031	79,449	(9)	$218,485	—	$—
	—	—		$—	—	242,718	(10)	$667,475	—	$—
	433,465	216,733	(6)	$8.00	8/2/2029	5,996	(11)	$16,489	—	$—
	—	—		$—	—	—		$—	53,964	$148,401
Ronnie Y. Ng	—	106,097	(7)	$3.80	9/27/2031	22,222	(12)	$61,111	—	$—
	—	—		$—	—	33,333	(13)	$91,666	—	$—
Scott D. Felenstein	—	—		$—	—	8,000	(14)	$22,000	—	$—
	—	—		$—	—	—		$—	36,000	$99,000
	—	—		$—	—	—		$—	49,500	$136,125
	—	—		$—	—	22,000	(15)	$60,500	—	$—
	—	—		$—	—	61,146	(16)	$168,151	—	$—
	—	—		$—	—	30,573	(13)	$84,076	—	$—
	—	—		$—	—	—		$—	61,147	$168,154
	—	—		$—	—	31,779	(9)	$87,392	—	$—
	—	—		$—	—	2,519	(18)	$6,927	—	$—
	—	—		$—	—	3,779	(13)	$10,392	—	$—
Clifford E. Marks	40,659	—		$12.73	1/12/2022	20,667	(14)	$56,834	—	$—
	—	—		$—	—	—		$—	93,000	$255,750
	—	—		$—	—	—		$—	71,400	$196,350
	—	—		$—	—	31,374	(15)	$87,269	—	$—
	—	—		$—	—	74,666	(16)	$205,332	—	$—
	—	—		$—	—	24,495	(17)	$67,361	—	$—
	—	—		$—	—	37,333	(13)	$102,666	—	$—
	—	—		$—	—	—		$—	74,666	$205,332
Sarah Kinnick Hilty (19)	—	—		$—	—	—		$—	—	$—

(1)Options generally expire 90 days from the term date if the NEO terminates employment. In the event of termination without cause, Mr. Lesinski’s options expire 180 days from the term date.
(2)Amounts are based on the closing stock price, $2.75 per share, on December 30, 2021 based on the target level of performance.
(3)The restricted stock awards are scheduled to vest based on achievement of the actual cumulative “Free Cash Flow” target at the end of the three-year measuring period for the 2019 and 2020 grants. These figures assume 100% vesting of PBRS prior to any modification. No performance metric was set for the 2021 grants.
(4)The stock options vest 33.33% per year commencing on August 2, 2020, subject to continuous service.
(5)The stock options vest 33.33% per year commencing on August 4, 2021, subject to continuous service.
(6)The stock options vest 33.33% per year commencing on August 2, 2019, subject to continuous service.
(7)The stock options vest 33.33% per year commencing on September 27, 2021, subject to continuous service.
(8)The restricted stock vests 33.33% per year commencing on July 29, 2020, subject to continuous service.
(9)The restricted stock units vest 50.0% per year commencing on February 28, 2021, subject to continuous service.
(10)The restricted stock units vests 33.33% per year commencing on August 4, 2021, subject to continuous service.
(11)The restricted stock vests 33.33% per year commencing on August 2, 2019, subject to continuous service.
(12)The restricted stock units vests 33.33% per year commencing on September 27, 2021, subject to continuous service.
(13)The restricted stock units vest February 26, 2024, subject to continuous service.
(14)The restricted stock vests 33.33% per year commencing on February 19, 2019, subject to continuous service.
(15)The restricted stock vests 33.33% per year commencing on January 22, 2020, subject to continuous service.
(16)The restricted stock units vests 33.33% per year commencing on January 20, 2021, subject to continuous service.
(17)The restricted stock units vest January 20, 2021, subject to continuous service.
(18)The restricted stock units vests 33.33% per year commencing on July 2, 2021, subject to continuous service.
(19)Ms. Hilty forfeited all unvested awards upon her resignation in June 2021.
See “Long-Term Incentives” in the CD&A for additional information.

STOCK VESTED DURING FISCAL 2021
The following table shows information regarding the vesting during fiscal 2021 of restricted stock awards previously granted to our NEOs. No options were exercised by any NEOs during fiscal 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Thomas F. Lesinski	154,778	$565,715
Ronnie Y. Ng	—	$—
Scott D. Felenstein	97,503	$392,521
Clifford E. Marks	217,390	$899,671
Sarah Kinnick Hilty	43,574	$183,751

(1)Amounts are based on the closing stock price on the date realized.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following summaries set forth potential payments payable to our NEOs upon termination of their employment or a change in control of NCM, Inc. under their employment agreements, as amended, and under the Equity Incentive Plan. The following discussion is based on the assumption that the actual bonus amount would be the target amount reported as a non-equity incentive plan award in the Grants of Plan Based Awards table. Actual payments may be more or less than the amounts described below. In addition, the Company may enter into new arrangements or modify these arrangements, from time to time. Each employment agreement provides additional detail and definitions for the termination reasons, such as disability, cause and change in control, among others. No termination or change in control payments were made to Mr. Marks or Ms. Hilty upon their respective departures from the Company.
The following table assumes the executive’s employment was terminated under each of these circumstances on December 30, 2021 and such payments and benefits have an estimated value of:

	Cash Severance (1) (2)	Medical Insurance (3)	Term Life Insurance (4)	Disability Insurance (4)	401(k) Employer Contribution (4)	Value of Accelerated Equity Awards (5)	Total
Thomas F. Lesinski (a)
Without Cause or For Good Reason or Non-renewal by Company	$1,500,000	$19,605	—	—	—	$616,154	$2,135,759
Without Cause or For Good Reason in connection with a Change of Control**	$3,000,000	$19,605	—	—	—	$1,663,519	$4,683,124
Death	—	$19,605	—	—	—	$616,154	$635,759
Disability*	$375,000	$19,605	$2,689	$720	—	$616,154	$1,014,168
Ronnie Y. Ng (b)
Without Cause or For Good Reason or Non-renewal by Company	$787,500	$2,867	—	—	—	$19,385	$809,752
Without Cause or For Good Reason in connection with a Change of Control**	$787,500	$2,867	—	—	—	$152,776	$943,143
Death	—	$2,867	—	—	—	$19,385	$22,252
Disability*	$225,000	$2,867	$74	$120	—	$19,385	$247,446
Scott D. Felenstein (c)
Without Cause or For Good Reason or Non-renewal by Company	$1,202,500	$—	$—	$—	—	$539,410	$1,741,910
Without Cause or For Good Reason in connection with a Change of Control**	1,202,500	—	—	—	—	842,718	2,045,218
Death	—	$—	—	—	—	$539,410	$539,410
Disability*	$325,000	$—	$1,369	$720	—	$539,410	$866,499
Clifford E. Marks (d)
Without Cause or For Good Reason or Non-renewal by Company	—	—	—	—	—	—	—
Without Cause or For Good Reason in connection with a Change of Control**	—	—	—	—	—	—	—
Death	—	—	—	—	—	—	—
Disability*	—	—	—	—	—	—	—
Sarah Kinnick Hilty (e)
Without Cause or For Good Reason or Non-renewal by Company	—	—	—	—	—	—	—
Without Cause or For Good Reason in connection with a Change of Control**	—	—	—	—	—	—	—
Death	—	—	—	—	—	—	—
Disability*	—	—	—	—	—	—	—

*	Net of amounts offset by disability insurance payments
**	A change of control is defined as 12 months following the change of control within the respective employee agreements and 3 months prior to or one year following a change of control within the respective equity agreements.

(1)If the employment of the NEO is terminated by NCM, Inc. for reasons other than disability, death or cause, or the executive resigns for good reason, as defined in the NEO's employment agreement, or the agreement is not renewed on substantially equal terms, the NEO will be entitled to severance for the period specified in the respective employment agreement. If the NEO’s employment terminates due to death, the NEO’s beneficiaries will receive the base salary paid through the end of the month of death. If Mr. Lesinksi terminates his employment on account of his disability, in exchange for a release of claims against the Company, and if, and only, if he is not eligible to receive benefits following the termination date under the Company’s long-term disability plan, he will be entitled to 50% of his base salary. If Mr. Ng or Mr. Felenstein terminates employment on account of his disability, in exchange for a release of claims against the Company, he will be entitled to 50% of his then base salary, offset by any disability benefits provided under a company sponsored benefit arrangement.
(a)Mr. Lesinski's severance represents 100% of his base salary, plus 100% of his target bonus based on his salary in effect on December 30, 2021 paid over 12 months.
(b)Mr. Ng’s severance represents 100% of his base salary, plus 100% of his target bonus based on his salary in effect on December 30, 2021 paid over 12 months.
(c)Mr. Felenstein severance represents an amount equal to 100% of his base salary, plus 100% of his target bonus based on his base salary in effect on December 30, 2021 paid over 12 months.
(d)Mr. Marks does not receive anything due to his retirement in July 2021.
(e)Ms. Hilty does not receive anything due to her resignation in June 2021.

(2)If the employment of Messrs. Lesinski, Ng or Felenstein is terminated by NCM, Inc. for any reason, the respective NEO is entitled to any annual, long-term or other incentive award that relates to a completed fiscal year or performance period, as applicable, and is payable (but not yet paid) on or before the date of termination or resignation Mr. Marks and Ms. Hilty do not receive anything due to their retirement and resignation, respectively, in 2021.

(3)If the employment of Messrs. Lesinski, Ng or Felenstein is terminated by NCM, Inc. for reasons other than death or cause, or he resigns for good reason, as defined in the respective NEO's employment agreement, the applicable NEO is entitled to one year of continued coverage under the NCM, Inc. medical and health insurance plan pursuant to COBRA. The amount for Messrs. Lesinski, Ng and Felenstein represents an amount equal to 100% of the premium costs for a 12-month period. Mr. Marks and Ms. Hilty do not receive anything due to their retirement and resignation, respectively, in 2021.

(4)If the employment of Mr. Felenstein or Mr. Ng is terminated by NCM, Inc. on account of disability, they are entitled to receive an amount equal to the cost that would be incurred by the NEO in obtaining individual benefits equivalent to the NCM, Inc. employee benefit plan or program that the NEO was participating in on the effective date of the termination for a period of up to one year. Mr. Marks and Ms. Hilty do not receive anything due to their retirement and resignation, respectively, in 2021.

(5)Under the Equity Incentive Plan, if within three months prior to or one year after the consummation of a change of control, as defined in the Equity Incentive Plan and each NEO’s employment agreement, the NEO’s employment is terminated by NCM, Inc., its affiliate or a successor in interest without cause or by the NEO for good reason, both as defined in the Equity Incentive Plan and each NEO’s employment agreement, then all outstanding options and stock appreciation rights shall become immediately exercisable and all other awards shall become vested and any restrictions will lapse. Pursuant to the restricted stock agreements, in the case of involuntary terminations without cause, death and disability, each NEO would retain a prorated amount of shares of TBRS and PBRS equivalent to time employed during the vesting period. The retained shares would vest upon termination in the case of TBRS and upon the achievement of performance conditions in the case of PBRS. Amounts are based on the closing stock price, $2.75 per share, on December 30, 2021. Pursuant to the stock option agreements, in the case of involuntary terminations without cause, Mr. Ng’s vested stock options would expire after 90 days and Mr. Lesinski’s vested stock options would expire after 180 days. Vested stock options would expire after twelve months in the case of death or disability for either NEO. Mr. Lesinski’s and Mr. Ng’s unvested options would be forfeited on the termination date in the case of death or disability but will vest equal to the portion of the vesting period they served in their respective roles in the case of termination without cause. Mr. Marks and Ms. Hilty do not receive anything due to their retirement and resignation, respectively, in 2021.
EMPLOYMENT AGREEMENTS
The following provides a discussion of the material terms of the employment agreements between NCM, Inc. and each of our NEOs. Our Compensation Committee believes these employment agreements are consistent with the standard in our industry for senior executives. The agreements provide for payments and benefits if each executive’s employment with the Company and its affiliates is terminated (i) without cause (as defined in the agreements), (ii) for good reason (as defined in the agreements), (iii) without cause or good reason three months prior to or within one year following a change of control (as defined in the agreements), (iv) in the event of death, and (v) in the event of disability. See “Potential Payments Upon Termination or Change in Control” for additional information about such payments and benefits.
Thomas F. Lesinski
Mr. Lesinski’s employment agreement provides that he will serve as Chief Executive Officer of NCM, Inc. The employment agreement became effective August 2, 2019 and shall expire on the earlier of (i) August 2, 2022 or (ii) the termination of Mr. Lesinski's employment under the agreement. The employment agreement provides for an initial annual base salary of $750,000, subject to annual increases at the discretion of our Board based on previous year performance, market conditions and other factors deemed relevant by our Board. Mr. Lesinski’s base salary unchanged by the Board for 2021 and was set at $772,500 by the Compensation Committee for 2022. In addition to base salary, Mr. Lesinski is eligible to receive an annual cash bonus pursuant to the Company’s annual non-equity incentive plan based upon attainment of performance goals determined by our Compensation Committee at a target and maximum of 100% of base salary. Mr. Lesinski shall also have the opportunity to receive long-term incentive awards of at least $1,000,000 based on the achievement of certain goals as determined by our Compensation Committee with at least 50% of such amount to be granted in the form of restricted stock and no more than 50% of such amount to be granted in the form of stock options.
If Mr. Lesinski's employment is involuntarily terminated by the Company subsequent to August 2, 2020, he will receive an amount equal to 100% of his annual base salary plus 100% of the target bonus. If Mr. Lesinski's employment is involuntarily terminated during the 12-month period following a change of control (as defined in the agreement), on the first payroll that occurs after the 55th day following the effective date of such termination he will receive a lump sum cash payment in an amount equal to 200% of his annual base salary plus 200% of the target bonus, payable in equal installments over a 12-month period. For up to 12 months following any such termination of employment, the Company will pay Mr. Lesinski an amount equal to 100% of the monthly premium paid by Mr. Lesinski for COBRA coverage under the Company’s group health and dental plans. Under the agreement, during his employment and for a one-year period following employment, Mr. Lesinski has agreed not to compete with NCM, Inc. or any of its affiliates or subsidiaries, or solicit any of the employees, officers or agents of these entities. Under the agreement, Mr. Lesinski has also agreed not to divulge or disclose customer lists or trade secrets of NCM, Inc. or its affiliates or subsidiaries except in the course of carrying out his duties under the agreement or as required by law.
Ronnie Y. Ng
Mr. Ng’s employment agreement provides that he will serve as Chief Financial Officer of NCM, Inc. The employment agreement was effective September 15, 2021, and expires on September 15, 2024. The employment agreement provides for an annual base salary, subject to annual increases at the discretion of our Compensation Committee based on previous year performance, market conditions and other factors deemed relevant by our Compensation Committee. Our Compensation Committee set Mr. Ng’s base salary at $450,000 effective September 15, 2021. Mr. Ng’s base salary was set at $463,500 by the Compensation Committee for 2022. In addition to base salary, Mr. Ng is eligible to receive an annual cash bonus pursuant to the Company’s annual non-equity incentive plan based upon attainment of performance goals determined by our Compensation Committee at a target of 75% of base salary. Mr. Ng shall also have the opportunity to receive long-term incentive awards of at least $300,000 annually as determined by our Board.
If Mr. Ng’s employment is involuntarily terminated by the Company, on the first payroll that occurs after the 55th day following the effective date of such termination he will receive an amount equal to 100% of his annual base salary plus 100% of the target bonus, payable in equal installments over a 12-month period. If Mr. Ng’s employment is involuntarily terminated during the 12-month period following a change of control (as defined in the agreement), on the first payroll that occurs after the 55th day following the effective date of such termination he will receive an amount equal to 100% of his annual base salary plus 100% of the target bonus, payable in equal installments over a 12-month period. For up to 12 months following any such termination of employment, the Company will pay Mr. Ng an amount equal to 100% of the monthly premium paid by Mr. Ng for COBRA coverage under the Company’s group health and dental plans. Under the agreement, during his employment and for a one-year period following employment, Mr. Ng has agreed not to compete with NCM, Inc. or any of its affiliates or subsidiaries, or solicit any of the employees, officers or agents of these entities. Under the agreement, Mr. Ng has also agreed not to divulge or disclose customer lists or trade secrets of NCM, Inc. or its affiliates or subsidiaries except in the course of carrying out his duties under the agreement or as required by law.
Clifford E. Marks
Prior to Mr. Mark’s retirement in July 2021, Mr. Marks’s employment agreement provided that he would serve as the President of Sales & Marketing of NCM, Inc. Mr. Marks was promoted to President in May 2016. Mr. Marks also served as our Interim Chief Executive Officer, in addition to his role as President, from November 5, 2018 to August 2, 2019 when Mr. Lesinski was appointed as our Chief Executive Officer. Mr. Marks's employment agreement was effective May 8, 2015 through July 1, 2021, the date of his retirement. Under this agreement, our Compensation Committee set Mr. Marks’s base salary at $911,232 effective February 2020. Mr. Mark’s base salary remained unchanged by the Compensation Committee for 2021. In addition to base salary, Mr. Marks was eligible to receive an annual cash bonus pursuant to the Company’s annual non-equity incentive plan based upon attainment of performance goals determined by our Compensation Committee.

Under the agreement, during his employment and for so long as he is entitled to receive any benefits or payment under the agreement (but in no event longer than 12 months), Mr. Marks has agreed not to compete with NCM, Inc. or any of its affiliates or subsidiaries, or solicit any of the employees, officers or agents of these entities. Under the agreement, Mr. Marks has also agreed not to divulge or disclose customer lists or trade secrets of NCM, Inc. or its affiliates or subsidiaries except in the course of carrying out his duties under the agreement or as required by law.

In connection with his retirement, the Company entered into a Transition, Separation and Release of Claims Agreement with Mr. Marks (the “Marks Transition Agreement”). The Marks Transition Agreement provides that Mr. Marks will perform his duties as President and such additional transition duties as requested until July 1, 2021. Following the July 1, 2021 Date, Mr. Marks will no longer participate in the Company’s compensation and benefit programs; however, (1) he will be entitled to a pro-rated annual bonus for the fiscal year 2021 pursuant to the Company’s Annual Non-Equity Incentive Plan to be paid in connection with the payment of the 2021 annual bonus to other executives, (2) the Company will pay Mr. Marks’ COBRA premiums until the earlier of the eighteen-month anniversary of the first day of the month following the Separation Date and the date Mr. Marks obtains equivalent alternative coverage, and (3) subject to the terms of the Consulting Agreement (described below), he will continue to vest in any outstanding equity awards and supplemental cash compensation awards during the Marks Consulting Period.
NCM LLC and Mr. Marks also entered into a consulting agreement (the “Marks Consulting Agreement”) to be effective on July 2, 2021. Mr. Marks will provide consulting services pursuant to the Marks Consulting Agreement through February 26, 2024 (the “Marks Consulting Period”) relating to revenue generating activities, mentoring of senior sales executives, assisting NCM LLC’s affiliate and digital teams, attending events and meetings as requested by NCM LLC, consulting on strategy, industry, and the Company as requested by the Chief Executive Officer, and performing such other consulting services as agreed to with NCM LLC. During the initial twelve months of the Marks Consulting Period, NCM LLC has agreed to pay Mr. Marks consulting fees of $50,833.33 per month, subject to certain adjustments. During the remainder of the Marks Consulting Period, Mr. Marks will be paid between $650.00 and $750.00 per hour for additional hours worked as determined between the Company and Mr. Marks. The Marks Consulting Agreement may be terminated upon the mutual agreement of NCM LLC and Mr. Marks or by NCM LLC following the material breach of the Marks Consulting Agreement by Mr. Marks or NCM LLC or if Mr. Marks fails to meet certain standards of conduct specified in the Marks Consulting Agreement.
Scott D. Felenstein
Mr. Felenstein’s was promoted to President – Sales, Marketing & Partnerships on July 2, 2021. Prior to this promotion, Mr. Felenstein served as Chief Revenue Officer of NCM, Inc. Mr. Felenstein’s original employment agreement was effective April 24, 2017 and after being extended, expired on April 30, 2021. His new employment agreement is effective July 2, 2021 and expires on June 30, 2024. The original and new employment agreements provide for an annual base salary, subject to annual increases at the discretion of our Compensation Committee based on previous year performance, market conditions and other factors deemed relevant by our Compensation Committee. Our Compensation Committee set Mr. Felenstein’s base salary at $546,636 effective April 2021, prior to his promotion and was set at $650,000 upon his promotion effective date. Mr. Felenstein’s base salary was set at $669,500 by the Compensation Committee for 2022. In addition to base salary, Mr. Felenstein is eligible to receive an annual cash bonus pursuant to the Company’s annual non-equity incentive plan based upon attainment of performance goals determined by our Compensation Committee at a target of base salary of 75% before his promotion and 85% upon his promotion of base salary and long-term incentive awards as determined by the Board. Mr. Felenstein shall also have the opportunity to receive long-term incentive awards of at least $600,000 annually as determined by our Board.
In both his original and new employee agreements, if Mr. Felenstein’s employment is involuntarily terminated by the Company, on the first payroll that occurs after the 55th day following the effective date of such termination he will receive an amount equal to 100% of his annual base salary plus 100% of the target bonus, payable in equal installments over a 12-month period. If Mr. Felenstein’s employment is involuntarily terminated during the 12-month period following a change of control (as defined in the employment agreement), on the first payroll that occurs after the 55th day following the effective date of such termination he will receive an amount equal to 100% of his annual base salary plus 100% of the target bonus, payable in equal installments over a 12-month period, and Mr. Felenstein will vest in full in any unvested shares of his initial sign-on equity grant. For up to 12 months following any such termination of employment, the Company will pay Mr. Felenstein an amount equal to 100% of the monthly premium paid by Mr. Felenstein for COBRA coverage under the Company’s group health and dental plans. Under the agreement, during his employment and for a one-year period following employment, Mr. Felenstein has agreed not to compete with NCM, Inc. or any of its affiliates or subsidiaries, or solicit any of the employees, officers or agents of these entities. Under the agreement, Mr. Felenstein has also agreed not to divulge or disclose customer lists or trade secrets of NCM, Inc. or its affiliates or subsidiaries except in the course of carrying out his duties under the agreement or as required by law.
Sarah Kinnick Hilty
Prior to her resignation in June 2021, Ms. Hilty’s employment agreement provided that she would serve as Executive Vice President General Counsel of NCM, Inc. The employment agreement became effective February 12, 2018, was amended on January 1, 2021 and terminated on June 10, 2021, the date of Ms. Hilty’s resignation. The employment agreement provided for an annual base salary, subject to annual increases at the discretion of our Compensation Committee based on previous year performance, market conditions and other factors deemed relevant by our Compensation Committee. Our Compensation Committee set Ms. Hilty’s base salary at $425,000 effective January 1, 2021. In addition to base salary, Ms. Hilty was eligible to receive an annual cash bonus pursuant to the Company’s annual non-equity incentive plan based upon attainment of performance goals determined by our Compensation Committee at a target of 75% of base salary, and long-term incentive awards as determined by the Board. Ms. Hilty also received a one-time grant of restricted shares effective January 1, 2021, with a grant fair market value of $25,000.
Under her employment agreement, during her employment and for a one-year period following employment, Ms. Hilty has agreed not to compete with NCM, Inc. or any of its affiliates or subsidiaries, or solicit any of the employees, officers or agents of these entities. Under her employment agreement, Ms. Hilty has also agreed not to divulge or disclose customer lists or trade secrets of NCM, Inc. or its affiliates or subsidiaries except in the course of carrying out his duties under the agreement or as required by law.
NON-EMPLOYEE DIRECTOR COMPENSATION
Non-Employee Directors
For our 2021 fiscal year, the base retainers and meeting fees for our directors who were not our employees, employees of our founding members, or employees of Standard General (“non-employee directors”) are as follows. Beginning with the second quarter of 2020, the Company reduced the retainers listed below by 20% as one of the Company's cash preservation measures implemented in response to the COVID-19 pandemic.

$90,000 per annum	Retainer for non-employee director
$350,000 per annum	Retainer for serving as Non-Employee Chairman
$25,000 per annum	Additional retainer for serving as Chairman of the Audit Committee
$19,000 per annum	Additional retainer for serving as Chairman of the Compensation Committee
$15,000 per annum	Additional retainer for serving as Chairman of the Nominating and Governance Committee
$13,000 per annum	Additional retainer for serving as a member of the Audit Committee
$12,500 per annum	Additional retainer for serving as a member of the Compensation Committee
$10,000 per annum	Additional retainer for serving as a member of the Nominating and Governance Committee
Non-Employee Chairman Cash Retainers. This compensation for the chairman is inclusive of all committee chair and member fees and was reviewed by the Nominating and Governance Committee, with the assistance of FW Cook, and approved by the Board.
Restricted Stock Units. Non-employee directors serving on the Board as of the annual grant date of January 20, 2021, other than our Non-Employee Chairman, received a grant of 29,569 RSUs at $3.72 per share. Mr. Segall, the Non-Employee Chairman received a grant of 13,440 RSUs at $3.72 per share on January 20, 2021. Each of the RSUs vested on February 20, 2022 and had a value of $3.17 per share based on the closing price of the Company’s common stock on the vesting date. The RSUs were settled in shares of the Company’s common stock. The RSU awards include the right to receive dividend equivalents, subject to vesting.
We reimburse all of our directors for reasonable travel, lodging and other expenses related to their service on our Board of Directors.
    2022 Non-Employee Director Compensation. In November 2021, our Nominating and Governance Committee considered 2022 compensation for non-employee directors and recommended no change to the value of RSU grants or to non-employee directors' retainers and fees, maintained the 20% reduction in the retainers, and agreed to review the compensation quarterly.
Stock in Lieu of Cash Compensation. Beginning with the first quarter of 2021 and in an effort to further preserve cash, non-employee directors may elect to receive shares of the Company’s common stock in lieu of all or a portion of their cash compensation (i.e. base retainers and meeting fees) on a quarterly basis. A director can make the election to receive stock for each quarter of 2022 during the seven calendar day period immediately prior the start of the respective quarter-end blackout period. The portion of his or her quarterly cash compensation designated by the director will then be converted into a number of shares of the Company’s common stock utilizing the fair market value of the common stock on the seventh calendar day of the respective election period. Once an election is made with respect to a particular calendar quarter, it may not be withdrawn or substituted.
Employee Directors
Our employees, employees of our founding members and employees of Standard General who also serve as directors receive compensation for their services as employees from their respective employers, but they do not receive any additional compensation from us for their service as our directors or members or chair of committees.

FISCAL 2021 NON-EMPLOYEE DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (1)		Stock Awards (2)	All Other Compensation	Total
Lawrence A. Goodman	$92,400		$109,997	$—	$202,397
Kurt C. Hall	$90,495	(3)	$109,997	$—	$200,492
Juliana F. Hill	$92,000	(4)	$109,997	$—	$201,997
Donna Reisman	$95,200	(5)	$109,997	$—	$205,197
Mark B. Segall	$280,000		$49,997	$—	$329,997

(1)The following table provides details about each component of the “Fees Earned or Paid in Cash” column from the Fiscal 2021 Director Compensation Table above. All of the Fees Earned or Paid in Cash were reduced by 20% beginning in April 2020.

Name	Annual Retainer	Committee Chair Retainer	Committee Member Retainer		Total Fees Earned or Paid in Cash
Lawrence A. Goodman	$72,000	$—	$20,400		$92,400
Kurt C. Hall	$72,000	$—	$18,495	(3)	$90,495
Juliana F. Hill	$72,000	$20,000	$—		$92,000
Donna Reisman	$72,000	$15,200	$8,000		$95,200
Mark B. Segall	$280,000	$—	$—		$280,000

(2)The amounts represent the aggregate grant date fair value of the restricted stock unit awards as computed under ASC 718 and do not represent cash payments made to the individuals or amounts realized. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of these awards, please see Note 11 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 30, 2021, filed on March 3, 2022.
(3)Mr. Hall’s compensation was prorated for his time served, as he was appointed to the Audit Committee effective February 3, 2021. Additionally, this fee includes 6,342 shares received in lieu of cash payments in accordance with our stock in lieu of cash program.
(4)This fee includes 6,438 shares received in lieu of cash payments in accordance with our stock in lieu of cash program.
(5)This fee includes 8,623 shares received in lieu of cash payments in accordance with our stock in lieu of cash program.
The RSUs are also subject to the terms and provisions of the Equity Incentive Plan. The following table provides details about the “Stock Awards” column from the Fiscal 2021 Director Compensation Table above and outstanding stock awards at December 30, 2021.

	Fiscal 2021 Grants			Outstanding Equity Awards at December 30, 2021
Name	Grant Date	Number of RSUs	Grant Date Fair Value of Stock Awards (a)	Number of RSUs That Have Not Vested	Market Value of Shares of Stock That Have Not Vested (b)
Lawrence A. Goodman	1/20/2021	29,569	$109,997	29,569	$81,315
Kurt C. Hall	1/20/2021	29,569	$109,997	29,569	$81,315
Juliana F. Hill	1/20/2021	29,569	$109,997	29,569	$81,315
Donna Reisman	1/20/2021	29,569	$109,997	29,569	$81,315
Mark B. Segall	1/20/2021	13,440	$49,997	13,440	$36,960

(a)Calculated in accordance with ASC Topic 718 as described in footnote (1) to the Fiscal 2021 Director Compensation Table above and based on a stock price of $3.72.
(b)Amounts are based on the closing stock price, $2.75 per share, on December 30, 2021.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth, as of December 30, 2021, information for all equity compensation plans under which our equity securities were authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	5,035,541	(1)	$5.96	(2)	5,800,436	(3) (4)
Equity compensation plans not approved by security holders	—		—		—
Total	5,035,541		$5.96		5,800,436

(1)Includes 1,645,855 stock option grants; 3,001,105 restricted stock and restricted stock units; 158,712, 96,977, and 132,892 for additional shares for the 2021, 2020 and 2019 PBRS grants, respectively, that may be issued assuming the highest level of performance is achieved (150%). Actual results could vary from estimates, especially in the later years included in the three-year projections.
(2)Restricted stock awards and restricted stock units are excluded as there is no exercise price for these awards.
(3)Represents remaining shares of our common stock available for issuance under the Equity Incentive Plan.
(4)The Compensation Committee approved the grant of but did not issue 2,751,303 shares in February 2022. Following the approval of the Proposal No. 3 and the issuance of these awards, 3,049,133 shares would remain available.
The Equity Incentive Plan was approved by our stockholders on April 28, 2020.

PROPOSAL NO. 2:
ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

As required under Section 14A of the Securities Exchange Act, stockholders are being asked to approve, on an advisory basis, the Company’s executive compensation, also known as “say-on-pay.” We currently hold this vote annually. This non-binding advisory approval of the Company’s executive compensation considers the information in this proxy statement included in the “Compensation Discussion and Analysis” and in the Summary Compensation Table and other related tables and narrative disclosures.
Our Compensation Committee believes that the Company’s compensation policies and procedures are aligned with the short and long-term interests of stockholders and are designed to attract, motivate, reward and retain superior talent who are critical to our long-term growth and profitability. A significant portion of the compensation of our NEOs is tied closely to the financial performance of the Company (in 2021 approximately 36% of total compensation, assuming achievement of targets, based upon actual 2021 performance bonuses), thus aligning our officers’ interests with those of our stockholders, including the annual performance bonus and equity incentives (refer to “Compensation Discussion and Analysis – Pay-for-Performance Alignment”). Under these programs, we provide our executives with incentives to achieve specific annual and long-term company performance goals established by our Compensation Committee. Our Compensation Committee reviews our executive compensation programs annually to ensure they align executive compensation with the interests of our stockholders and current market practices and do not encourage excessive risk-taking.
Because your approval is advisory, it will not be binding on either our Board of Directors or the Company. However, our Compensation Committee and Board value the opinions of our stockholders and will take into account the result of the vote on this proposal when considering future executive compensation arrangements.
Our stockholders have the opportunity to vote, on an advisory basis, for the following resolution at our Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement is hereby APPROVED.”
Vote Required
Approval of the foregoing resolution by our stockholders, on an advisory basis, requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this Proposal No. 2.
Recommendation
Our Board of Directors recommends that stockholders vote FOR Proposal No. 2, and approve, on an advisory basis, the Company’s executive compensation program, as presented in this proxy statement.

PROPOSAL NO. 3:
ADOPTION OF CERTIFICATE OF AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Proposed Amendment
On March 6, 2022, the Board of Directors unanimously adopted, subject to shareholder approval, an amendment to Article IV, Section 4.1 of our Second Amended and Restated Certificate of Incorporation (the “Amendment”) to increase the number of authorized shares of common stock by 85,000,000 shares, or from 175,000,000 shares to 260,000,000 shares. The following discussion is qualified by the text of the Amendment, which is set forth in Appendix A attached to this proxy statement. The Board of Directors believes that the Amendment is necessary to maintain flexibility to issue shares of common stock for future corporate needs and recommends that the stockholders approve the proposed Amendment.
If the Amendment is approved by stockholders at the Annual Meeting, it will become effective upon filing of a Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which filing is expected to occur promptly after the Annual Meeting. The Board of Directors reserves the right, notwithstanding shareholder approval of the Amendment and without further action by our stockholders, not to proceed with the Amendment at any time before it becomes effective.
Capitalization
Our Second Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 185,000,000 shares of capital stock, of which 175,000,000 shares are designated as common stock, par value $0.01 per share, and 10,000,000 are designated as shares of preferred stock, $0.01 par value per share. As of March 7, 2022, we had no shares of preferred stock issued and outstanding and the Amendment does not affect the number of authorized shares of preferred stock.
As of March 7, 2022, an aggregate of 171,079,925 shares of common stock were issued or reserved for future issuance comprised of the following:
•81,401,197 shares were issued and outstanding;
•86,188,344 shares were reserved for issuance upon the conversion of outstanding common units of NCM LLC held by certain founding members;
•40,000 shares were reserved for issuance to an unrelated third party as part of its service agreement;
•1,493,228 shares were reserved for issuance upon the exercise of outstanding stock options; and
•1,957,156 shares were reserved for issuance upon the exercise of outstanding restricted stock units.
Accordingly, on March 7, 2022, 3,920,075 shares of common stock remained unreserved and available for future issuance or may be reserved for issuance prior to any amendment to increase the authorized shares of common stock.
Under the terms of our 2020 Omnibus Incentive Plan (the “Plan”), a total of 5,537,616 shares of common stock remain available for issuance under the Plan, and as described in Proposal No. 4, we are requesting approval for an additional 7,500,000 shares. As a result, if the Amendment is not approved by our stockholders, we will be limited in our ability to grant additional awards under the Plan, which in turn will limit our ability to attract and retain employees.
NCM LLC Common Units
NCM, Inc., NCM LLC, AMC, Cinemark, and Regal executed the common unit adjustment agreement, effective as of February 13, 2007. The common unit adjustment agreement provides a mechanism for adjusting membership units held by the founding members based on increases or decreases in the attendance by each founding member driven by theater openings, dispositions, and acquisitions. Increases in attendance are included in the unit adjustment if arising from acquisition of a theater or opening of a newly constructed theater (subject to certain exceptions). Decreases in attendance are included in the unit adjustment if arising from disposition of a theater (subject to certain exceptions). NCM LLC adjusts its membership units annually, except that an earlier adjustment will occur for a founding member if it acquires or disposes of theaters, in a single transaction or cumulatively that will result in a change of two percent or more in the total annual attendance of all founding members (called an extraordinary attendance increase or decrease). The changes in annual attendance are calculated based on attendance at the relevant theaters during the prior twelve fiscal months; however, if an acquired theater or newly constructed theater has not been operating during the twelve prior fiscal months, the change in annual attendance will be calculated based on 75% of the projected annual attendance for such theater, with a subsequent adjustment based on the actual attendance. The Company’s Second Amended and Restated Certificate of Incorporation requires that the Company maintain a sufficient reserve of common stock to allow the exchange of all NCM LLC common units into the Company’s common stock on a one-for-one basis (the “Redemption Obligations”).

Additional information regarding the ownership of the founding members is addressed in the section entitled Voting Securities and Principal Holders below. The table below shows the average number of common units of NCM LLC issued to the founding members pursuant to the common unit adjustment agreement for the Company’s fiscal years 2016-2020 and issued in the subsequent year:

Fiscal Year	2016	2017	2018	2019	2020
Units Issued	2,351,029	2,821,710	1,044,665	3,022,959	3,047,582
As a result of these annual adjustments, if the Amendment is not approved by our stockholders, we expect to be limited in our ability to comply with our contractual obligations under the common unit adjustment.
Reasons for the Amendment
We believe that the additional shares of authorized common stock under the Amendment are necessary to provide us with appropriate flexibility to utilize equity for business and financial purposes that the Board of Directors determines to be in our best interests on a timely basis without the expense and delay of a stockholders’ meeting. The Board of Directors believes that the currently remaining authorized common stock is not sufficient to permit us to respond to potential business opportunities, to raise necessary financing, to pursue important objectives designed to enhance shareholder value, to satisfy our obligations pursuant to the common unit adjustment agreement, to satisfy the Redemption Obligations for future issuance of common units pursuant to the common unit adjustment agreement, or to recruit and retain employees, directors, officers, and consultants. In particular, without additional authorized shares of common stock, we will be restricted in our ability to grant future awards under the Equity Incentive Plan and to satisfy our obligations to the founding members pursuant to the common unit adjustment agreement and the Redemption Obligations.
The additional authorized shares of common stock under the Amendment will provide us with essential flexibility to use our common stock, without further shareholder approval (except to the extent such approval may be required by law or by applicable exchange listing standards) for any proper corporate purposes, including, without limitation, raising capital through one or more future public offerings or private placements of equity securities, acquisition transactions, joint venture and other transactions, entering into strategic relationships, providing equity-based compensation and/or incentives to employees, consultants, officers and directors, effecting stock dividends, satisfying the Redemption Obligations, or for other general corporate purposes. Having an increased number of authorized but unissued shares of common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. The Board of Directors will determine whether, when and on what terms the issuance of shares of common stock may be warranted in connection with any of the foregoing purposes.
If the Amendment is not approved by our stockholders, our business development and financing alternatives may be limited by the lack of sufficient unissued and unreserved authorized shares of common stock, and stockholder value may be harmed, perhaps severely, by this limitation. In addition, our success depends in part on our continued ability to attract, retain and motivate highly qualified management and operating personnel, and if the Amendment is not approved by our shareholders, the lack of sufficient unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities that our Compensation Committee deems appropriate could adversely impact our ability to achieve these goals.
Other than shares reserved for future awards under our Equity Incentive Plan, outstanding awards issued pursuant to the Plan, and the Redemption Obligations, we do not currently have any other arrangements, agreements or understandings that would require the issuance of additional shares of our common stock. Because it is anticipated that our directors and executive officers will be granted additional equity awards under the Plan, they may be deemed to have an indirect interest in the Amendment, because absent the Amendment, we would not have sufficient authorized shares to continue granting such awards in the future.
Rights of Authorized Shares
Any additional authorized shares of common stock will have rights identical to our current issued and outstanding shares of common stock. Issuance of the additional shares of common stock will not affect the rights of the holders of our issued and outstanding shares of common stock, except for effects incidental to any increase in the number of shares of common stock issued and outstanding, such as dilution of earnings per share and voting rights.
Possible Effects of the Amendment
The increase in authorized shares of our common stock under the Amendment will not have any immediate effect on the rights of existing stockholders. However, because the holders of our common stock do not have any preemptive rights, future issuance of shares of common stock or securities exercisable for or convertible into shares of common stock could have a dilutive effect on our earnings per share, book value per share, voting rights of shareholders, and could have a negative effect on the price of our common stock.
The Board of Directors has not proposed the increase in the number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of the Company. Under certain circumstances, however, the additional authorized shares could be used in a manner that has an anti-takeover effect. For example, the additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of our company or could be issued to persons allied with the Board of Directors or management and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if the Amendment is approved by stockholders, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder or group of holders of a large block of common stock, or the replacement or removal of one or more directors or members of management.
The following other provisions of our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, in combination with the additional authorized shares, may also have an anti-takeover effect of preventing or discouraging a change in control of our company: (i) provide veto rights to the directors designated by Cinemark and Regal over certain actions specified in our certificate of incorporation; (ii) authorize the issuance of “blank check” preferred stock that could be issued by our Board of Directors to increase the number of outstanding shares, making a takeover more difficult and expensive; (iii) prohibit stockholder action by written consent; and (iv) do not permit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates.
Appraisal Rights
Pursuant to the Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the Certificate of Amendment.
Vote Required
Approval of the Amendment by our stockholders requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock voting in favor of this Proposal No. 3.
Recommendation
Our Board of Directors recommends that stockholders vote FOR Proposal No. 3, and approve the Amendment presented in this proxy statement.

PROPOSAL NO. 4:
APPROVAL OF INCREASE IN NUMBER OF SHARES AVAILABLE UNDER THE 2020 OMNIBUS INCENTIVE PLAN

We are asking stockholders to approve an amendment (the “Amendment”) to the National CineMedia, Inc. 2020 Omnibus Incentive Plan (the “2020 Plan”) to increase the number of shares of our common stock available for issuance under the 2020 Plan by 7,500,000 shares. On March 6, 2022, upon the recommendation of the Compensation Committee, and subject to stockholder approval, our Board of Directors adopted the Amendment. The share increase is intended to meet our anticipated equity compensation needs for the next 3 years. Expectations regarding future share usage could be impacted by a number of factors, such as the award type mix, hiring, promotion and retention activity at the executive level and other key employees, the rate at which shares are returned to the 2020 Plan under permitted addbacks, the future performance of our stock price, the consequences of acquiring other companies and other factors. While we believe that the assumptions that we used are reasonable, future usage may differ from current expectations.
We believe that our stock-based compensation programs have been integral to our success in the past and will be important to our ability to succeed in the future. As of March 7, 2022, only 5,537,616 shares remain available for grant under the 2020 Plan, of which 2,751,303 are approved for 2022 grants and are expected to be granted following the Annual Meeting. If the Amendment is not approved by our stockholders, our ability to make long-term equity incentive awards in order to attract, retain and motivate employees will be impaired. Therefore, we consider approval of the Amendment vital to our future success. Accordingly, our Board of Directors believes adoption of the Amendment is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the Amendment to the 2020 Plan.
Summary
We are asking stockholders to approve the Amendment. If stockholders approve the Amendment, subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the 2020 Plan, as amended, for up to the sum of (i) 15,000,000 shares of common stock and (ii) such additional number of shares of common stock (up to 4,435,595 shares) as is equal to the sum of (x) the number of shares of common stock reserved for issuance under our 2016 Equity Incentive Plan (the “2016 Plan”) that remained available for grant under the 2016 Plan immediately prior to the date that the 2020 Plan was approved by the our stockholders and (y) the number of shares of common stock subject to awards granted under the 2016 Plan and our 2007 Equity Incentive Plan (the “2007 Plan”), which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, in each case following stockholder approval of the 2020 Plan.
As of March 7, 2022, options to purchase 666,538 shares of the Company’s common stock were outstanding under the 2016 Plan and the 2007 Plan with a weighted-average remaining term of 7.2 years and a weighted-average exercise price of $8.14 per share, 0 shares of the Company’s common stock were subject to outstanding restricted stock units granted under the 2016 Plan and the 2007 Plan, 98,499 time-based restricted shares were outstanding under the 2016 Plan and the 2007 Plan, and 187,846 performance-based restricted shares were outstanding under the 2016 Plan and the 2007 Plan (assuming target performance). As of March 7, 2022, options to purchase 826,690 shares of the Company’s common stock were outstanding under the 2020 Plan with a weighted-average remaining term of 8.8 years and a weighted-average exercise price of $2.95 per share, 1,363,346 shares of the Company’s common stock were subject to outstanding time-based restricted stock units granted under the 2020 Plan, and 307,465 shares of the Company’s common stock were subject to outstanding performance-based restricted stock units granted under the 2020 Plan.
Highlights of the 2020 Plan, as amended
•No Evergreen Share Increases. There is no annual increase in the number of shares available for issuance under the 2020 Plan.
•No Liberal Share Recycling Related to Options or Stock Appreciation Rights. The 2020 Plan prohibits the re-granting of (i) shares withheld or delivered to satisfy the exercise price of an option or stock appreciation right (“SAR”) or to satisfy tax withholding obligations associated with an option or SAR, (ii) shares that were subject to a SAR and not issued upon the net settlement or net exercise of such award, and (iii) shares repurchased on the open market using proceeds from the exercise of an award.
•No Repricing of Awards. The 2020 Plan prohibits the direct or indirect repricing of options or SARs without stockholder approval.
•No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.
•No Reload Options or SARs. No options or SARs granted under the 2020 Plan may contain a provision entitling the award holder to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR.
•No Dividend Equivalents on Options or SARs. No options or SARs granted under the 2020 Plan may provide for the payment or accrual of dividend equivalents.
•Dividends and Dividend Equivalents on Full Value Awards Subject to Same Vesting as Underlying Award. Any dividends or dividend equivalents awarded with respect to restricted stock, restricted stock units, other stock-based or other cash-based awards or performance awards will be subject to the same restrictions on transfer and forfeitability as the award with respect to which granted.
•Double-Trigger Vesting Upon a Change of Control; No “Liberal” Change of Control Definition. Awards granted under the 2020 Plan are subject to double-trigger vesting provisions upon a change of control. This means that rather than vesting automatically upon a change of control, such awards will be subject to accelerated vesting only in the event of a qualifying termination following a change of control. The change of control definition in the 2020 Plan is not “liberal” and, for example, would not occur merely upon stockholder approval of a transaction. A change of control must actually occur in order for the change in control provisions in the 2020 Plan to be triggered.
•Limit Applicable to Non-Employee Directors. The maximum amount of equity compensation (calculated based on grant date fair value for financial reporting purposes) granted to any non-employee director in his or her capacity as a non-employee director in any fiscal year may not exceed $650,000. Exceptions to this limitation may only be made by the Compensation Committee in extraordinary circumstances provided that the non-employee director receiving any additional compensation does not participate in the decision to award such compensation.
•Material Amendments Require Stockholder Approval. Stockholder approval is required prior to an amendment to the 2020 Plan that would (i) materially increase the number of shares authorized, (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.
•Administered by an Independent Committee. The 2020 Plan is administered by the Compensation Committee, which is made up entirely of independent directors.
Information Regarding Overhang and Dilution
In developing our share request for the Amendment and analyzing the impact of utilizing equity as a means of compensation on our stockholders, our Compensation Committee reviewed the analysis prepared by FW Cook, its independent compensation consultant, which included a summary of the plan terms and share usage, “overhang” and “burn rate”, as well as market practices and trends and the cost of the 2020 Plan and the Amendment. FW Cook’s analysis concluded that the number of shares under the 2020 Plan, including the shares added by the Amendment, is well within generally accepted standards measured by an analysis of the plan cost relative to industry standards. The Board reviewed the analysis prepared by FW Cook in approving the Amendment. In light of the factors described above, and the importance of the ability to continue to grant equity compensation in order to attract, retain and motivate employees, the Board of Directors has determined that the size of the share reserve under the 2020 Plan, including the shares added by the Amendment, is reasonable and appropriate. Due to the impact of COVID-19 on the Company’s operations following the approval of the 2020 Plan, the Company made certain changes from its historical usage of shares. The stock price as of the 2020 annual grants, which were awarded prior to the approval of the 2020 Plan, was $7.41 as compared to $3.72 at the time of the 2021 grants. This decrease in the stock price led to an approximate 100% increase in stock award size in order to maintain the same compensation value of the grant for employees. The stock price has remained at a historic low level, which has also led to an increase in the number of shares that are earmarked to be awarded in 2022 to maintain the compensation value of the employee grants. As further described within the ‘Compensation, Discussion and Analysis’ section above and within the 2021 Proxy Statement, the Company awarded certain incremental retention awards to incentivize, retain, and recognize the achievements of specified talent at all levels of the organization during this unprecedented time. Lastly, beginning in 2021 all new grants and all existing grants for key executives were adjusted for a tax withholding policy of “sell to cover” to conserve cash. This resulted in an approximate 30% increase in share usage as the previous default option was for the Company to pay the tax obligation and shares were forfeited back to the plan to cover this tax payment for employees.
Overhang. Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the sum of (A) the numerator and (B) the number of shares of common stock outstanding. As of March 7, 2022, there were 3,450,384 shares underlying all equity awards outstanding and 5,537,616 shares available for future awards, and the number of shares of common stock outstanding as of March 7, 2022 was 81,401,197. If the 7,500,000 additional shares proposed to be authorized for grant under the Amendment are included in the calculation, our overhang on March 7, 2022 would have been
9.9%. For purposes of this calculation, we counted the shares subject to our performance-based full value awards using the target number of shares of common stock issuable under such awards.
Burn Rate. Burn rate provides a measure of the potential dilutive impact of our equity award program which we calculate by dividing the number of shares subject to equity awards granted during the fiscal year by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our burn rate for the 2021, 2020 and 2019 fiscal years as well as an average over those years.

Fiscal Year	Awards Granted	Basic Weighted Average Number of Shares Outstanding	Gross Burn Rate (1)
2021	2,812,216	79,867,332	3.52%
2020	2,237,329	77,955,675	2.87%
2019	1,473,926	77,345,577	1.91%
Three-Year Average			2.77%

(1)“Gross burn rate” is defined as the number of equity awards granted in the fiscal year divided by the basic weighted average number of shares of common stock outstanding. For purposes of this calculation, we counted shares subject to our outstanding performance-based full value awards based on the target number of shares of common stock issuable under such awards.
Description of the 2020 Plan
The following is a brief summary of the 2020 Plan, as amended by the Amendment, a copy of which is attached as Appendix B to this proxy statement. A copy of the 2020 Plan is included as an exhibit to NCM, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 30, 2021 filed with the SEC. A copy of the References to our Board of Directors in this summary shall include the Compensation Committee or any similar committee appointed by our Board of Directors to administer the 2020 Plan.
Types of Awards; Shares Available for Awards; Share Counting Rules
The 2020 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonstatutory stock options, SARs, restricted stock, restricted stock units and other stock-based and cash-based awards as described below, which we collectively refer to as awards.
Subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the 2020 Plan (any or all of which awards may be in the form of incentive stock options) for up to the sum of (i) 15,000,000 shares of common stock and (ii) such additional number of shares of common stock (up to 4,435,595 shares) as is equal to the sum of (x) the number of shares of common stock reserved for issuance under the 2016 Plan that remained available for grant under the 2016 Plan immediately prior to the date that the 2020 Plan was approved by the our stockholders and (y) the number of shares of common stock subject to awards granted under the 2016 Plan and the 2007 Plan, which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, in each case following stockholder approval of the 2020 Plan (subject, however, in the case of incentive stock options to any limitations under the Code).
The 2020 Plan provides that the maximum amount of equity compensation (calculated based on grant date fair value for financial reporting purposes) granted to any individual non-employee director in his or her capacity as a non-employee director in any fiscal year may not exceed $650,000. Exceptions to this limitation may only be made by the Compensation Committee in extraordinary circumstances, provided that any non-employee director receiving additional compensation does not participate in the decision to award such compensation. For the avoidance of doubt, the foregoing limitation does not apply to cash compensation paid to non-employee directors, nor to awards granted under the 2020 Plan to non-employee directors in their capacity as consultants or advisors to us.
For purposes of counting the number of shares available for the grant of awards under the 2020 Plan and the sublimit of the 2020 Plan, all shares of common stock covered by SARs will be counted against the number of shares available for the grant of awards and against the sublimit of the 2020 Plan. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that a restricted stock unit award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the 2020 Plan. In addition, if we grant a SAR in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2020 Plan.
Shares covered by awards under the 2020 Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of a SAR that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the 2020 Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of a SAR, the number of shares counted against the shares available for the grant of awards and against the sublimit of the 2020 Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.
Shares of common stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of common stock upon exercise of an option or a SAR or to satisfy tax withholding obligations in connection with an option or SAR (including shares retained from the option or SAR creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the 2020 Plan. Shares delivered to us from awards of restricted stock, restricted stock units and other stock-based awards to satisfy tax withholding in connection with such award granted under the 2020 Plan or any prior plan (including shares retained from the restricted stock, restricted stock unit or other stock-based award creating the tax obligation) will be added back to the number of shares available for the future grant of awards under the 2020 Plan. Shares purchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.
In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our Board of Directors may grant awards under the 2020 Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our Board of Directors determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the 2020 Plan. Any such substitute awards shall not count against the overall share limits or the sublimit of the 2020 Plan, except as required by reason of Section 422 and related provisions of the Code.
Descriptions of Awards
Options. A participant who is granted an option receives the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the option grant. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option”. Options may not be granted at an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. If our Board of Directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to a participant holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the 2020 Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to a participant holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The 2020 Plan permits participants to pay the exercise price of options using one or more of the following methods of payment: (i) payment by cash or by check, (ii) except as may otherwise be provided in the applicable option agreement or approved by our Board of Directors, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable option agreement or approved by our Board of Directors, and subject to certain conditions, by delivery of shares of common stock to us owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable nonstatutory stock option agreement or approved by our Board of Directors, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our Board of Directors, by any other lawful means, provided that in no event may a promissory note be used to pay the option exercise price, or (vi) by any combination of these forms of payment as approved by our Board of Directors. No option granted under the 2020 Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the 2020 Plan may provide for the payment or accrual of dividend equivalents.
Stock Appreciation Rights. A SAR is an award entitling the participant receiving such award, upon exercise, to receive a number of shares of our common stock, or cash (or a combination of shares of our common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. The 2020 Plan provides that the measurement price of a SAR may not be less than the fair market value of our common stock on the date the SAR is granted (provided, however, that if our Board of Directors approves the grant of a SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the 2020 Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the 2020 Plan may provide for the payment or accrual of dividend equivalents.
Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the 2020 Plan in connection with certain changes in capitalization and reorganization events, we may not (i) amend any outstanding option or SAR granted under the 2020 Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (ii) cancel any outstanding option or SAR (whether or not granted under the 2020 Plan) and grant in substitution therefor new awards under the 2020 Plan (other than certain substitute awards issued in connection with an acquisition by us, described above) covering the same or a different number of shares of our common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (iii) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our common stock, or (iv) take any other action under the 2020 Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market.
Restricted Stock Awards. Restricted stock awards entitle a participant to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.
Restricted Stock Unit Awards. Restricted stock units, or RSUs, entitle a participant to receive shares of our common stock, or cash equal to the fair market value of such shares, to be delivered as soon as practicable after the time such award vests pursuant to the terms and conditions established by our Board of Directors. Our Board of Directors may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant, in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. Our Board of Directors may provide that a grant of RSUs may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock. Any such dividend equivalents may be settled in cash and/or shares of our common stock as set forth in the applicable award agreement and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded.
Other Stock-Based and Other Cash-Based Awards. Under the 2020 Plan, our Board of Directors may grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our Board of Directors may determine. We refer to these types of awards as other stock-based awards. The Company may also grant awards denominated in cash rather than shares of common stock, which we refer to as other cash-based awards. Other stock-based and other cash-based awards may be available as a form of payment in settlement of other awards granted under the 2020 Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as our Board of Directors may determine. The award agreement of another stock-based or other cash-based award may provide the participant receiving such award with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of our common stock as set forth in the applicable award agreement and will be subject to the same restrictions on transfer and forfeitability as the other stock-based or other cash-based award with respect to which they are awarded.
Performance Conditions. Our Board of Directors may specify that the degree of granting, vesting and/or payout of any award subject to performance-based vesting conditions will be subject to the achievement of one or more of the following performance measures established by the Board of Directors, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following measures (and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board of Directors): (i) cash flow, (ii) cost initiatives, (iii) debt ratios and other measures of credit quality or liquidity, (iv) earnings, (v) earnings per share, (vi) economic profit, (vii) economic value added, (viii) enterprise value, (ix) free cash flow, (x) margins (gross or net), (xi) market share, (xii) market value, (xiii) net income, (xiv) operating income; (xv) return on assets, capital, equity or investment, (xvi) revenue (gross or net), (xvii) stock price, (xviii) strategic objectives, (xix) total stockholder return, (xx) advertising revenue, (xxi) digital or on-screen revenue, (xxii) operating income or operating income before depreciation and amortization (OIBDA) or OIBDA margin, (xxiii) earnings before interest, taxes, depreciation and amortization, or (xxiv) any other measure selected by the Board. These goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board of Directors may specify that such performance measures will be adjusted to exclude any one or more of (A) extraordinary or non-recurring items, (B) gains or losses on the dispositions of discontinued operations, (C) the cumulative effects of changes in accounting principles, (D) the writedown of any asset, (E) fluctuation in foreign currency exchange rates, (F) charges for restructuring and rationalization programs, (G) non-cash, mark-to-market adjustments on derivative instruments, (H) amortization of purchased intangibles, (I) the net impact of tax rate changes, (J) non-cash asset impairment charges, (K) gains on extinguishment of the tax receivable agreement and (L) executive transition costs, (M) compensation expenses or (N) any other factors as the Board may determine. Such performance measures: (x) may vary by participant and may be different for different awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works; and (z) may cover such period as may be specified by the Board of Directors. The Board of Directors will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Our Board of Directors may adjust the cash or number of shares payable pursuant to a performance award, and the Board of Directors may, at any time, waive the achievement of the applicable performance measures, including in the case of the death or disability of the participant or a change in control of the Company. Any dividends or dividend equivalents granted in connection with performance awards shall be subject to the same restrictions on transfer and forfeitability as the award with respect to which they are granted.
Eligibility to Receive Awards
All of the company’s employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the 2020 Plan. For this purpose, “company” includes all present and future parent and subsidiary corporations, and any other business venture in which we have a controlling interest, as determined by our Board of Directors (subject to limitations under Section 409A of the Code but including, for the avoidance of doubt, National CineMedia, LLC). However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.
Transferability of Awards
Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code, our Board of Directors may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended, for the registration of the sale of the common stock subject to such award to the proposed transferee. Further, we are not required to recognize any transfer until such time as the participant and the permitted transferee have, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.
No Rights as a Stockholder; Clawback
No participant shall have any rights as a stockholder with respect to any shares of common stock to be issued with respect to an award granted under the 2020 Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the 2020 Plan, a participant agrees to be bound by any clawback policy that we have in effect or may adopt in the future.
Plan Benefits
As of March 7, 2022, approximately 295 persons were eligible to receive awards under the 2020 Plan, including the Company’s 291 employees (excluding officers), 4 officers (all of whom are also employees), and 8 directors (excluding our Chief Executive Officer, who is an officer). As of March 7, 2022, the Company had no advisors or consultants eligible to receive an award. The granting of awards under the 2020 Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group. The Company’s NEOs and directors have an interest in this proposal due to their participation in the 2020 Plan. The Fiscal 2021 Summary Compensation Table and the Fiscal 2021 Grants of Plan-Based Awards Table set forth information with respect to equity awards previously granted to our NEOs under the 2020 Plan. Additionally, please see the “Non-Employee Director Compensation” section for a description of our non-employee director compensation program and equity awards granted to our non-employee directors under the 2020 Plan.
On March 7, 2022, the last reported sale price of our common stock on the Nasdaq Global Select Market was $2.56.
Administration
The 2020 Plan is administered by our Board of Directors. Our Board of Directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2020 Plan that it deems advisable and to construe and interpret the provisions of the 2020 Plan and any award agreements entered into under the 2020 Plan. Our Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the 2020 Plan or any award. All actions and decisions by our Board of Directors with respect to the 2020 Plan and any awards made under the 2020 Plan will be made in our Board of Directors’ discretion and will be final and binding on all persons having or claiming any interest in the 2020 Plan or in any award.
Pursuant to the terms of the 2020 Plan, our Board of Directors may delegate any or all of its powers under the 2020 Plan to one or more committees or subcommittees of our Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2020 Plan, including the granting of awards to executive officers. Subject to the requirements of applicable law (including, as applicable, Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board of Directors may delegate to one or more officers of the Company the power to grant awards to employees or officers of the Company and to exercise such other powers under the 2020 Plan as the Board of Directors may determine; provided, however, that the Board of Directors shall fix the terms of awards to be granted by such officers (including the exercise price of such awards, which may include a formula by which the exercise price will be determined), the maximum number of shares subject to awards that the officers may grant, and the time period in which the awards may be granted; and, provided further, that no officer will be authorized to grant awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or to any “officer” of the Company (as defined in Rule 16a-1 under the Exchange Act)).
Subject to any applicable limitations contained in the 2020 Plan, the Board of Directors, the Compensation Committee, or any other committee or officer to whom the Board of Directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.
Each award under the 2020 Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our Board of Directors need not treat participants uniformly. Our Board of Directors will determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award. The Board of Directors may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.
In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our Board of Directors, to (i) the number and class of securities available under the 2020 Plan, (ii) the share counting rules set forth in the 2020 Plan, (iii) the sublimit contained in the 2020 Plan, (iv) the number and class of securities and exercise price per share of each outstanding option, (v) the share- and per-share provisions and the measurement price of each outstanding SAR, (vi) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vii) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award.
We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the 2020 Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our Board of Directors’ approval) arising out of any act or omission to act concerning the 2020 Plan unless arising out of such person’s own fraud or bad faith.
Amendment of awards. Except as otherwise provided under the 2020 Plan with respect to repricing outstanding stock options or SARs, our Board of Directors may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our Board of Directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2020 Plan or the change is otherwise permitted under the terms of the 2020 Plan in connection with a change in capitalization or reorganization event.
Reorganization Events
The 2020 Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the 2020 Plan as (i) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is canceled, (ii) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (iii) our liquidation or dissolution.
Provisions Applicable to Awards Other than Restricted Stock. Under the 2020 Plan, if a reorganization event occurs, our Board of Directors may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our Board of Directors determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and us): (i) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (v) provide that, in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. Our Board of Directors is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain restricted stock unit awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement.
Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our Board of Directors determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, our Board of Directors may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and us, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.
Change of Control
The 2020 Plan also contains provisions addressing the consequences of any Change of Control (as defined in the 2020 Plan). Except to the extent otherwise provided in the instrument evidencing an award or in any other agreement, in the event that the participant’s employment is terminated by the Company or its successor without cause (as defined in the 2020 Plan) or by the participant for good reason (as defined in the 2020 Plan), in each case on or before the first anniversary of the date of the Change of Control, then:
•all awards other than restricted stock awards held by such participant shall automatically become exercisable, realizable or deliverable in full or restrictions applicable to such awards will lapse in full; and
•the restrictions and conditions on all restricted stock awards then held by the participant will be deemed waived in full.
Provisions for Foreign Participants
The Board of Directors may establish one or more sub-plans under the 2020 Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The Board of Directors will establish such sub-plans by adopting supplements to the 2020 Plan containing any limitations on the Board of Director’s discretion under the 2020 Plan and any additional terms and conditions not otherwise inconsistent with the 2020 Plan as the Board of Directors deems necessary or desirable. All supplements adopted by the Board of Directors will be deemed to be part of the 2020 Plan, but each supplement will only apply to participants within the affected jurisdiction.
Amendment or Termination
No award may be granted under the 2020 Plan after April 28, 2030, but awards previously granted may extend beyond that date. Our Board of Directors may amend, suspend or terminate the 2020 Plan or any portion of the 2020 Plan at any time, except that (i) no amendment may be made to the plan to permit an option or SAR to be repriced without stockholder approval and (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which we then maintain our primary listing may be made effective unless and until such amendment has been approved by our stockholders. If the national securities exchange on which we then maintain our primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if our common stock is not then listed on any national securities exchange), no amendment of the 2020 Plan materially increasing the number of shares authorized under the plan, expanding the types of awards that may be granted under the plan or materially expanding the class of participants eligible to participate in the plan will be effective unless and until the our stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our Board of Directors may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2020 Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the 2020 Plan at the time the amendment is adopted, provided that our Board of Directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2020 Plan. No award will be made that is conditioned on stockholder approval of any amendment to the 2020 Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our common stock) prior to the receipt of such stockholder approval.
If the stockholders do not approve the Amendment, we will continue to grant awards under the 2020 Plan with the shares remaining available for issuance thereunder, however, such number of shares is not sufficient to satisfy the equity granting needs of the Company.
Federal Income Tax Consequences
The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2020 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.
Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by NCM at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the 2020 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.
Tax Consequences to the Company. The Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.
Registration with the SEC
If our stockholders approve the Amendment, the Company intends to file a Registration Statement on Form S-8 with the SEC with respect to the additional shares of common stock available for issuance under the 2020 Plan, as amended, as soon as reasonably practicable following stockholder approval.
Vote Required
Approval of the foregoing resolution by our stockholders requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this Proposal No. 4.
Recommendation
Our Board of Directors recommends that stockholders vote FOR Proposal No. 4, and approve the Amendment, as presented in this proxy statement.

PROPOSAL NO. 5:
RATIFICATION OF INDEPENDENT AUDITORS

A resolution will be presented at the Annual Meeting to ratify the appointment by our Audit Committee of the firm Deloitte & Touche LLP as independent auditors to audit our financial statements for the 2022 fiscal year ending December 29, 2022, and to perform other approved accounting services.
Ratification by our stockholders of the selection of Deloitte & Touche LLP as our independent auditors is not required by applicable law, our Second Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws or otherwise. However, our Board of Directors considers the selection of our independent auditors to be an important matter of stockholder concern and is submitting the selection of Deloitte & Touche LLP for ratification by stockholders as a matter of good corporate practice. If the stockholders do not ratify the selection of Deloitte & Touche LLP as our independent auditors, our Audit Committee will reconsider whether to retain Deloitte & Touche LLP. Even if the selection of Deloitte & Touche LLP is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.
Representatives of Deloitte & Touche LLP are expected to be present at our Annual Meeting, will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.
Fees Paid to Independent Auditors
We paid Deloitte & Touche LLP, the Company’s independent registered public accounting firm for fiscal years 2021 and 2020, the following amounts:

	2021	2020
Audit Fees (1)	$1,015,536	$996,908
Audit Related Fees	—	—
Total Audit and Related Fees	1,015,536	996,908
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,015,536	$996,908

(1)In 2020 and 2021, audit fees included $40,000 and $20,000, respectively, of fees for the issuance of consents in connection with registration statement filings.
Pre-Approval Policies and Procedures
All auditing services, internal control-related services, and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent auditors must be approved by our Audit Committee in advance, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(l)(B) of the Exchange Act that are approved by our Audit Committee prior to the completion of the audit. Our Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members or may delegate authority to one or more members, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that all decisions to grant pre-approvals pursuant to such delegated authority will be presented to the entire Audit Committee at its next scheduled meeting. Effective with the completion of our initial public offering in February 2007, all of our independent auditors’ services were pre-approved by our Audit Committee.
Vote Required
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal is required to approve Proposal No. 5.
Recommendation
Our Board of Directors recommends that stockholders vote FOR Proposal No. 5.

AUDIT COMMITTEE REPORT
The charter of our Audit Committee specifies that the purpose of the Committee is to assist our Board in the oversight of management’s processes and activities relating to the following:

•maintaining the reliability and integrity of our accounting policies, financial reporting practices and financial statements;
•the independent auditor’s qualifications and independence;
•the performance of our internal audit function and independent auditor; and
•confirming compliance with laws and regulations, and the requirements of any stock exchange or quotation system on which our securities may be listed.
As part of fulfilling its responsibilities, our Audit Committee reviewed and discussed the audited consolidated financial statements of NCM, Inc. for fiscal year ended December 30, 2021 with management and discussed those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC, as well as all other matters required to be discussed with Deloitte & Touche LLP, our independent registered public accounting firm. Our Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with our Audit Committee concerning independence, and has discussed that firm’s independence with representatives of the firm with respect to NCM, Inc.
Based upon our Audit Committee’s review of the audited consolidated financial statements and its discussions with management and Deloitte & Touche LLP, our Audit Committee recommended that our Board of Directors include the audited consolidated financial statements for the fiscal year ended December 30, 2021 in NCM, Inc.’s Annual Report on Form 10-K filed with the SEC.

Audit Committee of National CineMedia, Inc.
Juliana F. Hill, Chair
Lawrence A. Goodman
Kurt C. Hall
Mark B. Segall

VOTING SECURITIES AND PRINCIPAL HOLDERS
Beneficial Ownership
Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. As of March 7, 2022, the percentage of beneficial ownership for NCM, Inc. is based on 81,665,544 shares of common stock outstanding (including unvested restricted stock). Unless indicated below, the address of each individual listed below is 6300 South Syracuse Way, Suite 300, Centennial, Colorado 80111. The following table sets forth information regarding the beneficial ownership of our common stock as of March 7, 2022, by:

•each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock;
•each of our NEOs;
•each of our directors and nominees for director; and
•all current directors and executive officers as a group.

Name of Beneficial Owner	Shares of NCM, Inc. Common Stock	NCM LLC Common Membership Units (1)	Percent of NCM, Inc. Common Stock
Five Percent Stockholders
Regal Entertainment Group and Affiliates (“Regal”) (2)	—	43,161,550	34.6%
Cinemark Holdings, Inc. and Affiliates (“Cinemark”) (3)	—	43,026,794	34.5%
Standard General L.P. (4)	17,449,272		21.4%
Wasatch Advisors, Inc. (5)	6,546,029		8.0%
BlackRock, Inc. (6)	4,236,845		5.2%
Directors and Executive Officers
Thomas F. Lesinski (7)	808,404		*
Scott D. Felenstein	180,409		*
Ronnie Y. Ng	—		*
Clifford E. Marks	795,972		*
Sarah Kinnick Hilty	40,560		*
Maria V. Woods	—		*
Lawrence A. Goodman	127,826		*
David E. Glazek	—		*
Kurt C. Hall	739,945		*
Juliana F. Hill	48,700		*
Donna Reisman	55,055		*
Mark B. Segall	31,959		*
Renana Teperberg	—		*
Mark Zoradi	—		*
All current directors and executive officers as a group (12 persons) (7)	1,992,298		2.4%

*	Less than one percent
(1)NCM LLC common membership units are redeemable at any time at the option of the holder. Upon any redemption, we may choose whether to redeem the units for shares of our common stock on a one-for-one basis or for a cash payment equal to the market price of shares of NCM, Inc. common stock. If each member of NCM LLC were to choose to redeem all of its NCM LLC common membership units and we elected, as of March 7, 2022 to issue shares of NCM, Inc. common stock in redemption of all of the units, Regal would receive 43,161,550 shares of NCM, Inc. common stock and Cinemark would receive 43,026,794 shares of NCM, Inc. common stock. These share amounts would represent 25.7%
and 25.6%, respectively, of our outstanding common stock, assuming that all of the NCM LLC units held by these NCM LLC members are converted into our common stock.
(2)Includes Regal Entertainment Group, Regal Entertainment Holdings, Inc., Regal Cinemas Corporation, Regal Cinemas, Inc., Regal CineMedia Holdings, LLC and Regal CineMedia Corporation at 101 East Blount Avenue, Knoxville, Tennessee 37920 and Cineworld Group plc at 8th Floor, Vantage London, Great West Road, Brentford, United Kingdom TW8 9AG. Represents beneficial ownership as of April 14, 2021 based on the Schedule 13D/A filed on April 19, 2021.
(3)Includes Cinemark Holdings, Inc., Cinemark USA Inc. and Cinemark Media, Inc. The address of these stockholders is 3900 Dallas Parkway, Suite 500, Plano, Texas 75093. Represents beneficial ownership as of March 15, 2021 based on the Schedule 13D/A filed on March 17, 2021.
(4)The address of this stockholder is 767 Fifth Avenue, 12th Floor, New York, New York 10153. Represents beneficial ownership as of March 15, 2021 based on the Schedule 13D/A filed on March 17, 2021.
(5)The address of this stockholder is 505 Wakara Way, Salt Lake City, UT 84108. Represents beneficial ownership as of December 30, 2021 based on the Schedule 13G filed on February 10, 2022.
(6)The address of this stockholder is 55 East 52nd Street, New York, New York 10055. Represents beneficial ownership as of December 30, 2021 based on the Schedule 13G/A filed on February 3, 2022. The stockholder reported sole voting power over 4,174,214 shares of NCM, Inc. common stock, sole dispositive power over 4,236,845 shares of NCM, Inc. common stock, and no shared voting power or shared dispositive power over any shares of NCM, Inc. common stock.
(7)Includes 600,333 stock options that were vested and exercisable within 60 days of March 7, 2022.
Share Ownership, Anti-Hedging, Anti-Pledging and Clawback Policies
We have adopted share ownership guidelines, an anti-hedging policy, an anti-pledging policy and a clawback policy, which are discussed in further detail in “Compensation Discussion and Analysis.”
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
General
Before the completion of our initial public offering (“IPO”) in February 2007, NCM LLC was wholly owned by the founding members. After the IPO, NCM LLC was owned by us and the founding members. In connection with the IPO, we entered into several agreements to define and regulate the relationships among us, NCM LLC and the founding members. As of December 30, 2021, NCM, Inc. owned approximately 48.3% of the outstanding common membership units in NCM LLC, and Regal and Cinemark collectively owned approximately 51.7% of the outstanding common membership units in NCM LLC. NCM, Inc. is the sole managing member of NCM LLC.
Further transactions between NCM, Inc. and our founding members, if any, have been and will continue to be approved by our Audit Committee, which is composed of independent members of our Board of Directors, or another committee comprised entirely of independent members of our Board. Our Audit Committee charter authorizes our Audit Committee to hire financial advisors and other professionals to assist the committee in evaluating and approving any transaction between us and any related party, including our founding members.
On July 5, 2018, AMC sold 100.0% of its remaining NCM LLC membership units to Regal and Cinemark. Following the sale, AMC remains a party to the Exhibitor Services Agreement (“ESA”), Common Unit Adjustment Agreement, Tax Receivable Agreement (“TRA”) and certain other original agreements which are discussed further below. As such, AMC will continue to participate in the annual common unit adjustment, receive TRA payments, receive theater access fee payments, and make payments under the beverage concessionaire agreements, among other things. Further, the sale does not impact future integration payments and other encumbered theater payments owed to NCM LLC by AMC. As of December 30, 2021 AMC did not have any NCM LLC membership units.
Transactions with Founding Members
Exhibitor Services Agreements
In connection with the IPO, NCM LLC and each of AMC, Cinemark and Regal executed an amended and restated ESA, effective as of February 13, 2007, which replaced the exhibitor services agreements previously in effect. In connection with the sale of the Fathom Events business, on December 26, 2013, NCM LLC and each of AMC, Cinemark and Regal amended and restated the ESAs to remove those provisions addressing the rights and obligations related to the digital programming services of the Fathom Events business. In November 2019, NCM LLC and each of Cinemark and Regal amended the ESAs to extend the terms of the ESAs and modify the program distributed by NCM LLC through its Digital Content Network for exhibition in Cinemark and Regal theaters (the “2019 ESA Amendments”). Certain basic terms of the ESAs are discussed below:
Advertising Services. Under the ESAs, NCM LLC is the exclusive provider within the United States of advertising services in the founding members’ theaters (subject to pre-existing contractual obligations and other limited exceptions for the benefit of the founding members). Following the 2019 ESA Amendments, the ESAs with Regal and Cinemark have a term of 34 years from the completion of the IPO, and the ESA with AMC has a term of 30 years from the completion of the IPO, in each case with a five-year right of first refusal to enter into a services agreement for the services provided under the ESA with the applicable founding member on terms equivalent to those offered by a third-party.
The advertising services include the on-screen advertising of the Noovie pre-show, use of the lobby entertainment network or LEN and lobby promotions. The pre-show is generally 20 to 30 minutes long. Beginning on November 1, 2019 in accordance with the 2019 ESA Amendments, NCM LLC is entitled to display up to five minutes of the Noovie pre-show after the advertised showtime of a feature film and an additional single unit that is either 30 or 60 seconds of the Noovie pre-show in the trailer position directly prior to the “attached” trailers preceding the feature film (the “Platinum Spot”) in Cinemark and Regal theaters. The “attached” trailers are those provided by studios to Cinemark and Regal that are with the feature film, which is at least one trailer, but sometimes two trailers. The amount of time included in the Noovie pre-show displayed prior to showtime will be reduced by the sum of five minutes plus the aggregate length of time of any Platinum Spot.
The Noovie pre-show includes up to two minutes for the founding members to be used to promote various activities associated with operation of the theaters, including concessions, ticketing partners, gift card and loyalty programs, founding member special events and vendors of non-film related services provided to theaters, only if the promotion is incidental to the vendor’s service (called theater advertising). Under the ESAs, up to 90 seconds of the Noovie program can be sold to NCM LLC’s founding members to satisfy their on-screen advertising commitments under their beverage concessionaire agreements. During 2021, we sold 60 seconds to Regal and Cinemark to satisfy their on-screen advertising commitments under their beverage concessionaire agreements. In accordance with the 2019 ESA Amendments beginning in 2020, the annual cost per thousand (“CPM”) charged to Regal and Cinemark increases at a fixed rate of 2.0%. Prior to the 2019 ESA Amendments in 2019, the CPM was priced equal to the greater of (1) the advertising CPM charged by NCM LLC in the previous year for the time sold to the founding member beverage supplier and (2) the advertising CPM for the previous year charged by NCM LLC to unaffiliated third parties during segment one (closest to showtime) of the Noovie pre-show in the founding member’s theaters, limited to the highest advertising CPM being then-charged by NCM LLC pursuant to the ESAs.
In the lobby, the founding members are required to provide a specified number of LEN screens according to the number of auditoriums in the theater. The founding members have the right to install additional screens in their theater lobbies, but these screens can only be used for limited strategic programs, described below, concessions and theater advertising. NCM LLC’s founding members may conduct a limited number of lobby promotions at no charge in connection with the promotion of motion pictures and their strategic programs; however, such activities do not reduce the lobby promotions inventory available to us.
Payments. In consideration for access to the founding members’ theater attendees for on-screen advertising and use of the founding members’ theaters for the LEN and lobby promotions, the founding members receive a monthly theater access fee. The theater access fee is composed of a fixed payment per patron and a fixed payment per digital screen, which may be adjusted for any advertising exhibited by some, but not all, theaters or founding members because of content objections or technical capacity. The theater access fee paid to founding members included an additional fee for digital cinema systems connected to our advertising network. The payment per theater patron increases by 8% every five years with the next such increase occurring in 2022. The payment per digital screen and for the digital cinema systems increases annually by 5%.
Pursuant to the 2019 ESA Amendments, Cinemark and Regal each received an additional monthly theater access fee beginning November 1, 2019 in consideration for NCM LLC’s access to certain on-screen advertising inventory after the advertised showtime of a feature film. These fees are also based upon a fixed payment per patron beginning at $0.025 per patron on November 1, 2019, (ii) $0.0375 per patron beginning on November 1, 2020, (iii) $0.05 per patron beginning on November 1, 2021, (iv) $0.052 per patron beginning on November 1, 2022 and (v) increasing 8% every five years beginning November 1, 2027.
In 2020 and 2021, theater access fees were not incurred when theaters were temporarily closed in response to the COVID-19 pandemic and attendance-based fees were reduced for the period of the year that attendance was lower than historical levels. The theater access fee and revenue share aggregate payments to related parties totaled $34.3 million for the year ended December 30, 2021 as compared to $16.0 million for the year ended December 31, 2020. Also, in 2021, total revenue from related parties related to beverage concessionaire agreements totaled $8.8 million as compared to $4.9 million in 2020.
Net Payments to Related Parties. In 2021 the net payments to each related party for theater access fees and revenue share and payments for use of their screens, less the purchase from NCM LLC of advertising under the founding member’s beverage concessionaire agreements were $18.6 million to Regal and Cinemark as compared to $11.1 million in 2020. As of December 30, 2021 and December 31, 2020, amounts payable to Regal and Cinemark were $11.4 million and $1.9 million, respectively. These amounts are net of integration payments due from the founding members and the 2021 and 2020 amounts do not include any available cash distributions as available cash was negative for all of 2021 and the second, third, and fourth quarter of 2020 due to the impact of the COVID-19 pandemic on NCM LLC’s operations. Refer to the ‘Common Unit Adjustment Agreement’ section for further discussion of the nature and magnitude of these payments in 2021 and 2020.
NCM LLC Operating Agreement
NCM, Inc., AMC, Cinemark and Regal executed the NCM LLC third amended and restated limited liability company operating agreement, effective as of February 13, 2007, which was amended on March 16, 2009 (to permit NCM LLC to provide advertising to a variety of out-of-home advertising venues), on August 6, 2010 and September 3, 2013 (in each case, to modify the timing of written notice should a founding member desire to exercise its option to redeem common membership units), and on January 23, 2019 (to update the member’s rights following changes within the tax partnership rules). Certain basic terms of the restated operating agreement are as follows:
Manager of NCM LLC. NCM, Inc. is a member and the sole manager of NCM LLC. As the sole manager, NCM, Inc. controls all of the day to day business affairs and decision-making of NCM LLC through our officers and directors without the approval of any other member. Furthermore, we cannot be removed as manager of NCM LLC. As long as we are the manager of NCM LLC, unless the founding members approve, our business will be limited to owning and managing the common units, managing the business of NCM LLC, fulfilling our obligations under the Exchange Act, and activities incidental to the foregoing. We are not entitled to compensation for our services as manager except as provided in the Management Services Agreement described under “– Transactions with NCM LLC – Management Services Agreement” below or as otherwise approved by the members under the restated operating agreement.
Issuance of Units upon Exercise or Vesting of Equity Compensation. Upon the exercise of options we have issued or the vesting of shares for other types of equity compensation, we will have the right to acquire from NCM LLC a number of common units equal to the number of our shares being issued in connection with the exercise of options or vesting of shares for other types of equity compensation. In consideration for such units, we will contribute to NCM LLC the consideration we received for the exercise of options or vesting of shares for other types of equity compensation. In 2021 and 2020, we acquired 1,195,504 and 471,832 units, respectively, due to vesting of restricted stock and restricted stock units.
Founding Member Approval Rights. If any director designee to our Board of Directors designated by Regal and Cinemark, under the Director Designation Agreement, described below, is not appointed to our Board, nominated by us or elected by our stockholders, as applicable, then each of the other members (so long as such other member continues to own 5% of NCM LLC’s issued and outstanding common membership units) will be entitled to approve certain actions of NCM LLC as identified in the restated operating agreement. AMC is currently a member under the terms of the NCM LLC Operating Agreement and no longer a founding member for purposes of this agreement, and thus, no longer has such approval rights.
Distributions. We are required to make mandatory distributions to members of all “Available Cash,” as defined in the restated operating agreement. Available Cash does not include amounts drawn or paid under NCM LLC’s working capital line of credit. The mandatory distributions must occur quarterly. In 2021 and 2020, available cash distributions to related parties totaled $0.0 million and $8.4 million, respectively. Of that amount in 2021, the portion payable to NCM, Inc., Regal and Cinemark totaled $0.0 million for each. Of that amount in 2020, the portion payable to NCM, Inc., Regal and Cinemark totaled $4.1 million, $2.2 million, and $2.1 million, respectively. Due to the adverse impacts of the COVID-19 pandemic on the Company’s operations, the mandatory distributions of available cash by NCM LLC to its related party founding members and NCM, Inc. for the second quarter of 2020, third quarter of 2020 and fourth quarter of 2020 were calculated as negative $93.7 million (including negative $24.3 million for Cinemark, negative $24.2 million for Regal and negative $45.2 million for NCM, Inc.). For the year ended December 30, 2021, the mandatory distributions of available cash by NCM LLC to its related party founding members and NCM, Inc. were calculated as negative $85.2 million (including negative $21.6 million for Cinemark, negative $22.4 million for Regal and negative $41.2 million for NCM, Inc.). Under the terms of the NCM LLC Operating Agreement, these negative amounts will be netted against future positive available cash distributions, contingent upon the Company's compliance with the covenants outlined below and in accordance with the NCM LLC Operating Agreement. Following the third amendment to NCM LLC’s credit agreement, NCM LLC may not make any available cash distributions to its members (Cinemark, Regal and NCM, Inc.) until after NCM LLC delivers its compliance certificate to the lenders for the fourth quarter of 2023. After the delivery of the compliance certificate for the fourth quarter of 2023, NCM LLC may make available cash distributions to its members so long as NCM LLC’s consolidated net senior secured leverage ratio is equal to or less than 4.00 to 1.00, outstanding loans under the revolving credit facility are equal to or less than $39.0 million and no default or event of default under the Credit Agreement has occurred and is continuing.
Common Unit Redemption Right. Members have a redemption right to exchange common membership units of NCM LLC for newly issued shares of our common stock on a one-for-one basis (as adjusted for certain events), or at our option, a cash payment equal to the market price of one share of our common stock. Under our amended and restated certificate of incorporation, upon the surrender of the NCM LLC common units, we will then contribute cash or issue new shares of our common stock to NCM LLC in exchange for an amount of newly issued common units equal to the number of units surrendered by the redeeming member. NCM LLC will then distribute the cash or shares of common stock to the redeeming member to complete the redemption. AMC exercised the redemption right of an aggregate 200,000 common membership units in 2015, 15,600,000 common membership units in 2017, 197,118 common membership units in 2019 and 1,390,567 common membership units in 2021, whereby AMC surrendered 200,000, 15,600,000, 197,118 and 1,390,567 common membership units, respectively, to NCM LLC for cancellation. The Company contributed an aggregate of 200,000, 15,600,000, 197,118 and 1,390,567 shares of its common stock to NCM LLC in exchange for a like number of newly issued common membership units. NCM LLC then distributed the shares of common stock to AMC to complete the redemptions.
Common Unit Adjustment Agreement
NCM, Inc., NCM LLC, AMC, Cinemark and Regal executed the common unit adjustment agreement, effective as of February 13, 2007. The common unit adjustment agreement provides a mechanism for adjusting membership units held by the founding members based on increases or decreases in the number of screens operated by each founding member. Increases in the number of screens are included in the unit adjustment if arising from acquisition of a theater or opening of a newly constructed theater (subject to certain exceptions). Decreases in the number of screens are included in the unit adjustment if arising from disposition of a theater (subject to certain exceptions).
NCM LLC adjusts its membership units annually, except that an earlier adjustment will occur for a founding member if it acquires or disposes of theaters, in a single transaction or cumulatively that will result in a change of two percent or more in the total annual attendance of all founding members (called an extraordinary attendance increase or decrease). The changes in annual attendance are calculated based on attendance at the relevant theaters during the prior twelve fiscal months; however, if an acquired theater has not been operating during the twelve prior fiscal months, the change in annual attendance will be calculated based on 75% of the projected annual attendance for such theater, with a subsequent adjustment for the actual attendance.
During the first quarter of 2021 and the first quarter of 2020, NCM LLC issued 3,047,582 and 3,022,959 common membership units to its founding members for the rights to exclusive access to the theater screens and attendees added, net of dispositions by the founding members to NCM LLC’s network during the 2020 fiscal year and 2019 fiscal year, respectively. During the first quarter of 2021, NCM LLC also calculated a negative common membership unit adjustment for AMC for which NCM LLC received $9.3 million in cash.
If an existing on-screen advertising agreement with an alternative provider is in place with respect to any acquired theaters, the founding members may elect to receive common membership units related to those encumbered theaters in connection with the common unit adjustment. If the founding members make this election, then they are required to make payments on a quarterly basis in arrears in accordance with certain run-out provisions pursuant to the ESAs (“integration payments”). Founding members may also elect to delay receipt of the common unit membership units until such time as the acquired theaters are no longer encumbered and the theaters then join NCM LLC’s network. Because the AMC Carmike Cinemas, Inc. (“Carmike”) and Cinemark Paragon theaters were subject to an existing on-screen advertising agreement with an alternative provider during 2021, and AMC and Cinemark elected to receive common membership units, AMC and Cinemark will make integration payments to NCM LLC. The integration payments will continue until the earlier of (i) the date the theaters are transferred to NCM LLC’s network or (ii) the expiration of the ESA. Integration payments are calculated based upon the advertising cash flow that the Company would have generated if it had exclusive access to sell advertising in the theaters with pre-existing advertising agreements. The ESA additionally entitles NCM LLC to payments related to the founding members’ on-screen advertising commitments under their beverage concessionaire agreements for encumbered theaters (“encumbered theater payments”). These payments are also accounted for as a reduction to the intangible asset. If common membership units are issued to a founding member for newly acquired theaters that are subject to an existing on-screen advertising agreement with an alternative provider, the amortization of the intangible asset commences after the existing agreement expires and NCM LLC can utilize the theaters for all of its services. During the years ended December 30, 2021 and December 31, 2020, the Company recorded a reduction to net intangible assets of $1.6 million and $1.4 million related to these Carmike and Paragon integration and encumbered theater payments, respectively. During the years ended December 30, 2021 and December 31, 2020, AMC and Cinemark paid a total of $0.5 million and $9.8 million, respectively, related to the integration and other encumbered theater payments (as payments are made one quarter and one month in arrears, respectively).
Tax Receivable Agreement
NCM, Inc., NCM LLC, AMC, Cinemark, and Regal executed the tax receivable agreement, effective as of February 13, 2007, as amended on April 29, 2008 to permit NCM, Inc. to make estimated payments to each of the founding members or ESA parties.
The tax receivable agreement provides for the effective payment by us to the founding members of 90% of the amount of cash savings, if any, in U.S. federal, state, and local income tax or franchise tax that we actually realized as a result of certain increases in our proportionate share of tax basis in NCM LLC’s tangible and intangible assets resulting from our IPO and related transactions, including increases attributable to payments made under the tax receivable agreement. These tax benefit payments are not conditioned upon one or more of the founding members maintaining a continued ownership interest in either NCM LLC or NCM, Inc. We expect to benefit from the remaining 10% of cash savings, if any, that we may actually realize.
Under the tax receivable agreement, cash savings in income and franchise tax are computed by comparing our actual income and franchise tax liability to the amount of such taxes that we would have been required to pay had there been no increase in our proportionate share of tax basis in NCM LLC’s tangible and intangible assets and had the tax receivable agreement not been entered into. The tax receivable agreement generally applies to our taxable years up to and including the 30th anniversary date of our IPO and will continue until any utilized benefits are no longer subject to potential audit or examination by a taxing authority. The term of the tax receivable agreement may, however, be terminated at an earlier date in the event that we exercise our right to terminate the agreement pursuant to an early termination procedure that requires us to pay the founding members an agreed upon amount equal to the present value of the estimated remaining payments to be made under the revenue sharing agreement.
Although the actual timing and amount of any payments that may be made under the tax receivable agreement varies depending upon a number of factors (including the timing of any redemptions of common membership units in NCM LLC by our founding members, the extent to which such redemptions are taxable, the trading price of shares of our common stock at the time of any such redemptions, and the amount and timing of our income), we expect the payments that we may effectively make to the founding members could be substantial. If the Internal Revenue Service or other taxing authority were to subsequently challenge any of our cash savings covered by the tax receivable agreement, and if such challenge were ultimately upheld, the terms of the tax receivable agreement require the founding members to repay to us an amount equal to the prior payments effectively made by us in respect of such disallowed cash savings, plus a proportionate share of any applicable interest and penalties. In such an event, and if a founding member is unable to make a timely repayment to us under the terms of the tax receivable agreement, we will have the ability to cause NCM LLC to offset against payments owed to the founding member. The repayment obligation is a several liability of each founding member and not a joint liability among the founding members.
As of December 30, 2021 we had a balance recorded for the payable to our related parties under the tax receivable agreement of approximately $11.9 million. The Company does not expect to make a payment for the 2021 taxable year in 2022 as the net operating loss generated during the year ended December 30, 2021 exceeds the gross deductions related to the tax receivable agreement for the year ended December 30, 2021. As of December 31, 2020 we had a balance recorded for the payable to our related parties under the tax receivable agreement of approximately $24.3 million. In 2021, pursuant to the terms of the tax receivable agreement, we made payments to Cinemark and Regal of $0.2 million and $0.4 million, respectively, which were for the 2019 tax year. In 2020, we made payments to Cinemark and Regal of $3.2 million and $5.8 million, respectively, which were also for the 2019 tax year.
Software License Agreement
NCM LLC, AMC, Cinemark, Regal CineMedia Corporation (“RCM”) and Digital Cinema Implementation Partners, LLC, a company jointly owned by the founding members (“DCIP”), executed the Second Amended and Restated Software License Agreement effective as of February 13, 2007 (the “license agreement”). Certain basic terms of the license agreement are discussed below:
AMC and RCM granted to NCM LLC an exclusive license (subject to certain exceptions) to identified technology for use in the United States with respect to the services provided under the ESAs. The founding members and DCIP each granted to NCM LLC a license, subject to certain limitations, to any existing and future developments of such party based on the licensed technology that has application to the services provided under the ESAs. NCM LLC granted to the founding members a license, subject to certain limitations, to any NCM LLC developments that existed at the IPO date based on licensed technology, solely for the founding members’ internal business purposes that are outside of the services that are defined in the ESAs (but not including digital cinema applications). NCM LLC granted DCIP a license, subject to certain exceptions, to any existing and future NCM LLC developments that may have digital cinema applications.
Director Designation Agreement
NCM, Inc., AMC, Cinemark and Regal executed the Director Designation Agreement effective as of February 13, 2007. AMC no longer has rights under this agreement.
So long as Regal or Cinemark, respectively, owns at least 5% of NCM LLC’s issued and outstanding common membership units, such founding member has the right to designate two nominees to our Board of Directors who are voted upon by our stockholders. At least one of the designees of such founding member must qualify as an “independent director” at the time of designation so that a majority of the members of our Board are “independent directors” under the Nasdaq rules. We have agreed to include each director designee in our Board’s slate of nominees submitted to our stockholders for election of directors and in the proxy statement prepared by management for every meeting of our stockholders called with respect to the election of members of our Board, subject to certain exceptions.
If a vacancy occurs because of the death, disability, resignation or removal of a director designee, then our Board, or any Board committee, will not vote, fill the vacancy or take any action subject to the veto rights of the directors designated by Cinemark and Regal under our amended and restated certificate of incorporation until (i) the founding member has designated a successor director designee and our Board has appointed such successor director designee, (ii) the founding member fails to designate a successor director designee within 10 business days of such vacancy, or (iii) the founding member has waived its rights to designate a successor director designee and has consented to our Board, or any Board committee, taking a vote on the specified actions prior to our Board filling the vacancy with a successor director designee.
Registration Rights Agreement
NCM, Inc., AMC, Cinemark and Regal executed the registration rights agreement effective as of February 13, 2007.
The registration rights agreement requires us to use our reasonable efforts to file a registration statement on the first business day after the one-year anniversary of the closing of our IPO to register all registrable securities held by the founding members that are not already registered, if necessary, and to file resale registration statements after that time for any additional registrable securities that we issue to any founding member in the future, within 20 days after such issuance. Additionally, we must maintain effectiveness of these mandatory registration statements until the earlier of the time when the founding members have disposed of all their registrable securities and the time when all registrable securities held by the founding members are eligible for resale under specified securities regulations. We are responsible for the expenses in connection with the registration of securities pursuant to the registration rights agreement.
Joint Defense Agreements
NCM, Inc., NCM LLC and the founding members from time to time may enter into a joint defense and common interest agreement, under which the parties agree to cooperate and share information in order to advance their shared interests in owning and operating NCM LLC.
Agreements with Founding Members—Services
In 2021 and 2020, NCM LLC incurred fees of approximately $0.2 million and $0.7 million to Cinemark and Regal for payments made to the founding members in the ordinary course of business, including the purchase of movie tickets, concession products, rental of theater space primarily for marketing to NCM LLC’s advertising clients and other advertising operating costs, respectively.
Other Transactions
Sale of Fathom Events Business to AC JV, LLC
On December 26, 2013, NCM LLC sold the Fathom Events business to AC JV, LLC owned 32% by each of the founding members and 4% by us. In consideration for the sale, NCM LLC received a total of $25.0 million in promissory notes from our founding members (one-third or approximately $8.3 million from each founding member). The notes bear interest at a fixed rate of 5.0% per annum, compounded annually. Interest and principal payments are due annually in six equal installments commencing on December 26, 2014. Due to the related party nature of the transaction, we formed a committee of independent directors that hired a separate legal counsel and an investment banking firm who advised the committee and rendered an opinion as to the fairness of the transaction. NCM LLC’s investment in AC JV, LLC was $0.7 million as of December 30, 2021 and $0.7 million as of December 31, 2020. During the years ended December 30, 2021 and December 31, 2020, NCM LLC received cash distributions from AC JV, LLC of $0.0 million and $0.0 million, respectively. During the years ended December 30, 2021 and December 31, 2020, NCM LLC recorded equity in losses of $0.0 million and $0.2 million for AC JV, LLC, respectively. In connection with the sale, we entered into a transition services agreement and a services agreement.
Services Agreement with AC JV, LLC. NCM LLC entered into a services agreement with AC JV, LLC upon the closing of the sale of Fathom Events. The agreement grants AC JV, LLC advertising on-screen and on our LEN and a pre-feature program prior to Fathom events reasonably consistent with what was previously dedicated to Fathom. In addition, the services agreement provides that we will assist with event sponsorship sales in return for a share of the sponsorship revenue. NCM LLC has also agreed to provide creative and media production services for a fee. The term of the agreement coincides with the ESAs, subject to certain exceptions.
Network Advertiser Transactions
NCM LLC earned revenue from an advertiser for which Donna Reisman, director of the Company’s Board of Directors, serves as President, in the amount of $0.2 million during the year ended December 30, 2021 and $0.0 million during the year ended December 31, 2020.
Network Affiliate Transactions
NCM LLC paid a network affiliate owned by the daughter and son-in-law of Lee Roy Mitchell, a former director on the Company's Board of Directors, circuit share payments for advertising services of $0.4 million during the year ended December 31, 2020.
Transactions with NCM LLC
Management Services Agreement
On February 13, 2007, NCM, Inc. and NCM LLC executed the management services agreement under which we provide certain management services to NCM LLC, including services typically provided by the individuals serving in the positions of chief executive officer, president, chief financial officer, and general counsel. In exchange for the services, NCM LLC reimburses us for compensation and other expenses of our officers and employees and for certain out-of-pocket costs. NCM LLC provides administrative and support services to us, such as office facilities, equipment, supplies, payroll and accounting and financial reporting. The management services agreement also provides that our employees may participate in NCM LLC’s benefit plans, and that NCM LLC employees may participate in the National CineMedia, Inc. 2007 Equity Incentive Plan, the National CineMedia, Inc. 2016 Equity Incentive Plan and the National CineMedia, Inc. 2020 Omnibus Incentive Plan. Pursuant to this agreement, NCM LLC paid us approximately $10.2 million during 2021 and $8.4 million in 2020.
Review, Approval or Ratification of Transactions with Related Persons
Our written Statement of Policy with Respect to Related Party Transactions requires that transactions (i) of the type described in Section 144(a) of the Delaware General Corporation Law or (ii) otherwise involving us and in which a related party (i.e., a director, director nominee, executive officer, greater than five percent beneficial owner of our common stock, or any immediate family member of any of the foregoing) has or will have a direct or indirect material interest and in which the aggregate amount involved will or may exceed $120,000 in any fiscal year, be approved by our Audit Committee or another committee of the Board composed solely of disinterested directors. In determining whether to approve, ratify or disapprove of the entry into a related party transaction, the reviewing committee considers all relevant material information and takes into account, among other factors, whether the terms of the transaction are fair to the Company and would apply on the same basis if the transaction did not involve a related party, and whether there are any compelling business reasons for the Company to enter into the transaction and the nature of alternative transactions, if any. Certain transactions and relationships have been determined not to constitute related party transactions for purposes of the policy, including (a) executive officer compensation approved by our Compensation Committee or Board, (b) director compensation, (c) interests arising solely from ownership of our common stock and other stockholders have the same proportional interest, (d) certain interests arising from the related party’s position as a director, employee or beneficial owner of less than 10% of another company, (e) any transaction involving a related party where the rates or charges involved are determined by competitive bids, and (f) any indemnification and advancement of expenses provided by our governing documents or by agreement with the related party. Our certificate of incorporation also requires that the Board and a majority of the independent directors approve (i) any modification or amendment of an ESA, and (ii) the entry into or amendment of any other contract or transaction between us or NCM LLC, on the one hand, and a founding member, on the other hand, in each case when payments to or from us or NCM LLC resulting from the modification, amendment, contract or transaction could reasonably be expected to exceed $50,000.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics that applies to our directors, executive officers and all of our employees. We will provide any person, without charge and upon request, with a copy of our Code of Business Conduct and Ethics. Requests should be directed to us at 6300 South Syracuse Way, Suite 300, Centennial, Colorado 80111, Attention: Secretary. The Code of Business Conduct and Ethics is also available on our website at www.ncm.com at the Investor Relations link. The information on our website is not incorporated into this proxy statement.
We will disclose any amendments to or waivers of the Code of Business Conduct and Ethics on our website at www.ncm.com. We have established a confidential hotline and website to report any concerns regarding accounting, internal accounting controls or auditing matters. Our Audit Committee also has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. As a matter of practice, we assist many of our directors and all of our executive officers by preparing initial ownership reports and reporting ownership changes, and typically file these reports on their behalf. To our knowledge, based solely on our review of the copies of such reports filed electronically with the SEC and on written information given to us by the reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with on a timely basis during the fiscal year ended December 30, 2021, except that one Form 4 for Scott D. Felenstein was filed two days late on July 8, 2021.
PROPOSALS OF STOCKHOLDERS
Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 70 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders. Proposals not submitted pursuant to SEC Rule 14a-8 and any director nominees must satisfy our bylaw requirements. In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 5, 2023.
Stockholders wishing to include proposals in the proxy materials in relation to the 2023 annual meeting of stockholders must submit the proposals in writing so as to be received by the Secretary at our executive offices, no later than the close of business on November 22, 2022. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals and the provisions of our certificate of incorporation. If we are not notified of intent to present a proposal at our 2023 annual meeting of stockholders by February 5, 2023, we will have the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in our proxy materials.
OTHER BUSINESS
No other business has been properly submitted for consideration at the Annual Meeting in the manner specified under our bylaws; therefore no other matters will be brought before the Annual Meeting.

BY THE BOARD OF DIRECTORS

Maria V. Woods
Executive Vice President, General Counsel and Secretary

Appendix A
Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of
National CineMedia, Inc.
CERTIFICATE OF AMENDMENT
TO THE
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NATIONAL CINEMEDIA, INC.
National CineMedia, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), hereby certifies that:
FIRST: The Second Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on July 6, 2018.
SECOND: Article IV, Section 4.1, of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:
Section 4.1 Authorized Shares. The total number of shares of capital stock that the Corporation shall have authority to issue is 270,000,000, which shall be divided into the following classes:
(a) 260,000,000 shares shall be of a class designated Common Stock, par value $0.01 per share (“Common Stock”); and
(b) 10,000,000 shares shall be of a class designated Preferred Stock, par value $0.01 per share (“Preferred Stock”).
The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding and the number then reserved for issuance upon the exercise, conversion or exchange of Rights (including, without limitation, Membership Units)) by an amendment to this Certificate approved by the affirmative vote of the holders of a majority of the outstanding Common Stock (and any other class or series of stock entitled to vote with the Common Stock).
THIRD: That this amendment has been consented to and authorized by the Board of Directors of the Corporation and the holders of the necessary number of shares of the issued and outstanding common stock of the Corporation entitled to vote by written consent in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of ______________, 2022.
NATIONAL CINEMEDIA, INC.

By: __________________________
Name: Thomas Lesinski
Title: Chief Executive Officer
A-1

Appendix B
Amendment No. 1 to 2020 Omnibus Incentive Plan
AMENDMENT NO. 1
TO 2020 OMNIBUS INCENTIVE PLAN OF
NATIONAL CINEMEDIA, INC.
The 2020 Omnibus Incentive Plan of National CineMedia, Inc. (the “2020 Omnibus Incentive Plan”) is hereby amended as follows:
1. Section 4(a)(i)(A) is hereby deleted in its entirety and the following is inserted in lieu thereof:
“15,000,000 shares of Common Stock; and”
Except as set forth above, the remainder of the 2020 Omnibus Incentive Plan remains in full force and effect.

Adopted by the Board of Directors on March 6, 2022.

Approved by the Stockholders on ___________.

A-2

NCM NATIONAL CINEMEDIA

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2022 Annual Meeting Proxy Card

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Mark B. Segall	☐	☐	02 - David E. Glazek	☐	☐	03 - Lawrence A. Goodman	☐	☐
04 - Kurt C. Hall	☐	☐	05 - Juliana F. Hill	☐	☐	06 - Thomas F. Lesinski	☐	☐
07 - Donna Reisman	☐	☐	08 - Renana Teperberg	☐	☐	09 - Mark Zoradi	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

94BV

03LG4C

2022 Annual Meeting Admission Ticket

2022 Annual Meeting of National CineMedia, Inc. Stockholders

May 4, 2022, 9:00 AM EST
Hogan Lovells US LLP
390 Madison Avenue
New York, NY 10017

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The material is available at: www.envisionreports.com/NCMI

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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

National CineMedia, Inc.

Notice of 2022 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 4, 2022

Maria V. Woods and Thomas F. Lesinski, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of National CineMedia, Inc. to be held on May 4, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the shares represented by this proxy will be voted FOR the election of the Board of Directors and FOR Proposals 2, 3, 4 and 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy revokes all proxies with respect to the Annual Meeting of Stockholders and may be revoked prior to exercise.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.